UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

STRATFORD AMERICAN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value.
(2)	Aggregate number of securities to which transaction applies: 7,790,807.
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $6,232,645.60. The transaction value is based upon 7,790,807 shares of Common Stock to be exchanged for cash in the merger multiplied by the $0.80 per share merger consideration. The filing fee, calculated in accordance with Exchange Act Rule 0-11(c), was calculated by multiplying the transaction valuation by .000107.

(4)	Proposed maximum aggregate value of transaction: $6,232,645.60
(5)	Total fee paid: $666.89

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

STRATFORD AMERICAN CORPORATION

2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016

[_______], 2006

Dear Shareholder,

A special meeting of shareholders of Stratford American Corporation, an Arizona corporation (“Stratford”), will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, on [_______], 2006 at 11:00 a.m., local time.

At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 31, 2006, by and among Stratford, Stratford Holdings Investment, L.L.C., an Arizona limited liability company (“Stratford Holdings”), Stratford Acquisition, L.L.C., an Arizona limited liability company (“Stratford Acquisition”), and JDMD Investments, L.L.C., an Arizona limited liability company (“JDMD”), and approve the merger contemplated by the merger agreement. Pursuant to the merger, Stratford Acquisition will merge with and into Stratford, and each outstanding share of Stratford’s common stock will be converted into the right to receive $0.80 in cash (other than shares held by JDMD, which will be cancelled without payment, and shares held by shareholders who properly exercise dissenters rights under Arizona law).

Stratford Acquisition is a wholly-owned subsidiary of Stratford Holdings, which itself is wholly-owned by JDMD. As of [_______], 2006, the record date, JDMD owned 3,287,298 shares of Stratford’s common stock, which represented approximately 29.7% of the shares outstanding as of that date. If the merger is completed, Stratford will survive as a wholly-owned subsidiary of Stratford Holdings and will cease to be a publicly traded company.

Stratford’s board of directors has unanimously approved and adopted the merger and the merger agreement and has determined that approval of the merger agreement is advisable and the proposed merger is fair to, and in the best interests of, all Stratford shareholders (other than JDMD). Accordingly, the board of directors unanimously recommends that shareholders vote FOR approval and adoption of the merger agreement and the merger.

In the materials accompanying this letter, you will find a notice of special meeting of shareholders, a proxy statement relating to the action to be taken by Stratford’s shareholders at the special meeting, and a proxy. The proxy statement describes the merger and the principal terms of the merger agreement. To ensure your representation at the special meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the special meeting, you may vote in person if you wish, even though you have previously turned in your proxy.

Thank you for your attention to this important matter.

[_______________]
David H. Eaton
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proxy statement, dated [______], 2006, is first being mailed to shareholders on or about [_____], 2006.

STRATFORD AMERICAN CORPORATION

2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [______], 2006

To the Shareholders of Stratford American Corporation:

A special meeting of shareholders of Stratford American Corporation, an Arizona corporation (“Stratford”), will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, on [____], 2006 at 11:00 a.m., local time, for the following purposes:

1.
To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 31, 2006, by and among Stratford, Stratford Holdings Investment, L.L.C., an Arizona limited liability company (“Stratford Holdings”), Stratford Acquisition, L.L.C., an Arizona limited liability company (“Stratford Acquisition”), and JDMD Investments, L.L.C., an Arizona limited liability company (“JDMD”), and to approve the merger contemplated by the merger agreement. Pursuant to the merger, Stratford Acquisition will merge with and into Stratford, and each outstanding share of Stratford’s common stock will be converted into the right to receive $0.80 in cash (other than shares held by JDMD, which will be cancelled without payment, and shares held by shareholders who properly exercise dissenters rights under Arizona law).

2.  To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on [________], 2006 are entitled to notice of, and to vote at, the special meeting. Holders of common stock as of such date are entitled to vote on the above proposals. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the special meeting will be open for inspection at the special meeting and at Stratford’s executive offices at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, during ordinary business hours, for 10 days prior to the special meeting.

YOUR VOTE IS VERY IMPORTANT. THE MERGER WILL NOT OCCUR UNLESS THE MERGER AGREEMENT AND THE MERGER ARE APPROVED BY THE AFFIRMATIVE VOTE OF (A) THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING DISINTERESTED SHARES OF STRATFORD’S COMMON STOCK (THOSE NOT OWNED, DIRECTLY OR INDIRECTLY, BY JDMD AND THE EATON FAMILY TRUST), AND (B) THE HOLDERS OF A MAJORITY OF ALL OF STRATFORD’S OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THOSE SHARES OWNED, DIRECTLY OR INDIRECTLY, BY JDMD AND THE EATON FAMILY TRUST). TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The merger and the principal terms of the merger agreement are described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is included as Exhibit A to the accompanying proxy statement.

By Order of the Board of Directors,

[___________________]
David H. Eaton
Phoenix, Arizona	Chairman of the Board of Directors
[ ], 2006

-i-

(Continued)

-ii-

SUMMARY TERM SHEET

This summary highlights selected information presented in this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the terms of the transactions, you should read this document and the documents we have referred you to carefully, including the merger agreement attached as Exhibit A to this proxy statement. You can obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “WHERE SHAREHOLDERS CAN FIND MORE INFORMATION.”

The Participants (page [ _ ])

•
Stratford American Corporation. Stratford is an Arizona corporation that was incorporated on May 13, 1988. Stratford, through its subsidiaries, is engaged principally in the business of natural resource exploration and development. Stratford has the following wholly-owned subsidiaries: Stratford American Car Rental Systems, Stratford American Energy Corporation, Stratford American Gold Venture Corporation, Stratford American Oil and Gas Corporation, Stratford American Properties Corporation, Stratford American Resource Corporation, and SA Oil and Gas Corporation. All of Stratford’s wholly-owned subsidiaries are Arizona corporations, except Stratford American Energy Corporation, which is an Oklahoma corporation, and Stratford American Resource Corporation, which is a Texas corporation. Stratford employs four employees, one of whom works full time.

•
Stratford Holdings Investment, L.L.C. Stratford Holdings is an Arizona limited liability company formed in January 2006 by JDMD to hold all of the outstanding common stock of Stratford effective upon completion of the merger. Gerald Colangelo, a director of Stratford, David Eaton, the Chief Executive Officer and a director of Stratford, Mel Shultz, the President and a director of Stratford, and Dale Jensen, a director of Stratford, are the managers of JDMD. The members of JDMD are: (a) the Mel L. Shultz and Beth Jane Shultz Revocable Trust, of which Mr. and Mrs. Shultz are co-trustees; (b) DCE Investments, LLC, which is majority-owned by The Eaton Family Trust (“Eaton Trust”), of which David Eaton and Carol Eaton are co-trustees; (c) KBKM Real Estate, LLC, which is majority-owned by The Gerald and Joan Colangelo Family Trust, of which Gerald Colangelo and Joan Colangelo are co-trustees; and (d) Dale Jensen.

•
Stratford Acquisition, L.L.C. Stratford Acquisition is an Arizona limited liability company formed in January 2006 and is a wholly-owned subsidiary of Stratford Holdings. The sole purpose of Stratford Acquisition is to merge with and into Stratford pursuant to the merger described in this proxy statement, with Stratford as the surviving corporation.

The Special Meeting

Date, Time, Place and Matters to be Considered (page [ _ ])

Date, Time and Place. The special meeting of the shareholders will be held on [______], 2006 at 11:00 a.m., local time, at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016.

Proposal. At the special meeting, you will be asked to consider and vote in favor of a proposal to approve and adopt the merger agreement and the merger. The merger and the principal terms of the merger agreement are explained in greater detail elsewhere in this proxy statement.

Record Date, Quorum and Required Vote (page [ _ ])

Record Date. Stratford’s board of directors set the close of business on [_________], 2006, as the record date for determining the holders of shares of Stratford’s common stock entitled to notice of and to vote at the special meeting. On the record date, there were 11,078,105 shares of common stock outstanding, of which 7,725,807 shares were held by disinterested shareholders (that is, those shareholders other than JDMD and Eaton Trust). Each holder of record of Stratford’s common stock on the record date is entitled to one vote for each share held.

Quorum Requirement. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposal and for the transaction of all other business at the special meeting.

Vote Required for Approval. Approval and adoption of the merger agreement and the merger requires (a) the affirmative vote of holders of a majority of the outstanding disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust), and (b) the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust). If holders of a majority of the outstanding disinterested shares (those not owned, directly or indirectly, by JDMD and Eaton Trust) vote to approve and adopt the merger agreement and the merger, the holders of the interested shares (those owned, directly or indirectly, by JDMD and Eaton Trust, which in the aggregate constitute approximately 30.3% of the total outstanding shares of common stock) are required under the merger agreement to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

The board of directors of Stratford also has been informed that The DRD 97 Trust expects to vote its shares in favor of the approval and adoption of the merger agreement and the merger. The shares held by The DRD 97 Trust represent approximately 23.0% of the total outstanding shares of Stratford’s common stock and approximately 33.0% of the disinterested shares of Stratford’s common stock.

Withheld Votes, Abstentions and Broker Non-Votes. Votes that are withheld will have the same effect as a negative vote. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum, and will have the same effect as a negative vote.

Revocation of Proxies (page [__ ])

You may revoke your proxy at any time before the special meeting by attending the special meeting and giving oral notice of your intention to vote in person, or delivering a written notice of revocation or a duly executed proxy bearing a later date to the following address:

Stratford American Corporation
Attn: Secretary (Proxy Vote)
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016

Your attendance at the meeting will not by itself constitute a revocation of your proxy. You must also vote your shares in person at the meeting. Furthermore, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a “legal proxy” from the record holder. You must bring this legal proxy to the meeting in order to vote in person.

Structure of the Merger

What You Will Receive in the Merger (page[ _ ])

If the merger is completed, holders of Stratford’s common stock (other than JDMD and shareholders who validly exercise dissenters’ rights under the Arizona law) will be entitled to receive $0.80 per share in cash, without interest, in exchange for each share of Stratford’s common stock that they own. Shares of Stratford’s common stock that are owned by JDMD will be automatically cancelled in the merger and no consideration will be delivered in exchange for its shares.

Effects of the Merger (page [ _ ])

This is a “going private” transaction. The merger will extinguish all equity interests in Stratford held by its public shareholders and will result in Stratford being a wholly-owned subsidiary of Stratford Holdings. JDMD, as sole owner of Stratford Holdings, will be the beneficiary of the earnings and growth of Stratford, if any, following the merger and will bear the risks of any decrease in the value of Stratford following the merger.

Following the merger, Stratford’s common stock will no longer be publicly traded, and Stratford will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”).

Background of the Merger (pages [ _ ] - [ _ ])

For a description of the events leading to the approval and adoption of the merger agreement and the merger by Stratford’s board of directors, you should refer to “SPECIAL FACTORS — Background of the Merger” and “— Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger.”

Recommendations of the Board of Directors (pages [ _ ] - [ _ ])

Our board of directors has unanimously determined that the proposed merger and the terms of the merger agreement are advisable and fair to, and in the best interests of, Stratford and its disinterested shareholders (those other than JDMD and Eaton Trust). Accordingly, the members of the board approved the merger agreement and resolved to recommend that the shareholders vote “FOR” approval and adoption of the merger agreement and the merger. For a description of the factors considered by the board of directors in making their recommendations, see “SPECIAL FACTORS — Background of the Merger” and “— Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger.”

Interests of Certain Persons in the Merger (page [ _ ])

In considering the board of directors’ recommendation that you vote in favor of the merger, you should be aware that certain of Stratford’s directors and executive officers have interests in the merger that are different from your interests as a shareholder, including the following:

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are directors of Stratford Acquisition and the merger agreement provides that the directors of Stratford Acquisition immediately prior to the effective time of the merger will comprise Stratford’s board of directors immediately after the effective time of the merger;

•
Each of Mr. Eaton and Mr. Shultz are executive officers of Stratford, and the merger agreement provides that Stratford’s current executive officers will remain executive officers of the surviving corporation following the merger;

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are beneficial owners of JDMD. After the consummation of the merger, Stratford Holdings will be wholly-owned by JDMD, and Stratford will be wholly-owned by Stratford Holdings. Accordingly, after the merger is completed, Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen will be the ultimate owners of Stratford;

•
Eaton Trust will receive aggregate merger consideration of $52,000 for the Stratford shares that it owns on the same basis as the other shareholders. Mr. Eaton, a co-trustee of Eaton Trust, is the Chief Executive Officer and a director of Stratford; and

•	Richard H. Dozer, a director of Stratford, will receive aggregate merger consideration of approximately $2,667 for the Stratford shares that he owns on the same basis as the other shareholders.

The board of directors was aware of these interests and considered them in making their recommendations.

Merger Financing (pages [ _ ])

The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and other cash available to JDMD. As of the date of this proxy statement, Stratford had approximately $6,282,000 in cash and cash equivalents. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned upon any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

The Merger Agreement

Conditions to the Merger (page [ _ ])

Each party’s obligation to complete the merger is subject to the following conditions:

•
the merger agreement must have been approved by the holders of (a) a majority of the outstanding shares of Stratford’s common stock (including those owned, directly or indirectly, by JDMD and Eaton Trust) and (b) a majority of the disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust); and

•	the absence of any statute, rule, regulation, executive order, decree, injunction or other order that materially restricts, prevents or prohibits the consummation of the merger.

Stratford Acquisition’s obligation to complete the merger is subject to the following additional conditions:

•	shareholders, if any. who exercise their dissenter’s rights under Arizona law hold not more than 5% of the outstanding shares of common stock;

•
the board of directors must not have withheld or withdrawn and shall not have modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the merger or the merger agreement;

•
Stratford will have obtained all of the third party consents and made all of the required filings, except where the failure to obtain such consents or make such filings would not have a material adverse effect on Stratford and its subsidiaries, taken as a whole; and

•
since the date of the merger agreement there will not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Stratford and its subsidiaries, taken as a whole.

The obligation of each party to complete the merger is subject to various other closing conditions that are described on pages [ _ ] to [ _ ] of this proxy statement.

Receipt of Third Party Offers; Withdrawal of Recommendation (page [ _ ])

Prior to the date that Stratford’s shareholders approve and adopt the merger agreement and the merger at the special meeting, the board of directors is permitted to engage in discussions and negotiations with a third party regarding a competing acquisition offer if (a) the board determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor retained by Stratford, that any such competing offer is a superior alternative to the merger, (b) the board reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that board’s fiduciary duties under Arizona law require discussions to be conducted with the third party, and (c) Stratford provides Stratford Holdings with written notice of the competing offer and the material terms of such offer.

The board of directors is permitted by the merger agreement to withdraw its recommendation of the merger agreement and the merger only if it (a) reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the board to comply with its fiduciary duties under Arizona law; and (b) has given notice of its intention to withdraw its recommendation, and has not received an offer from Stratford Holdings within five business days which matches or exceeds the competing acquisition offer.

Termination of the Merger Agreement (page [ _ ])

Stratford Acquisition may terminate the merger agreement prior to the completion of the merger if (a) Stratford’s board of directors withdraws, modifies or changes its recommendation regarding the merger in accordance with the merger agreement, or (b) there has been a material adverse effect on the business, assets, results of operations or financial condition of Stratford and its subsidiaries, taken as a whole.

Stratford may terminate the merger agreement prior to the completion of the merger to accept a competing acquisition offer from a third party that Stratford Holdings fails to match or exceed.

The merger agreement may also be terminated prior to the completion of the merger under other circumstances that are described in the merger agreement, including an uncured material breach, the failure of the parties to consummate the merger before May 31, 2006, or a final governmental order prohibiting the merger.

Fees and Expenses (page [ _ ])

Each party to the merger agreement has agreed to pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby. If, however, Stratford terminates the merger agreement to accept a competing third party offer, Stratford is required to pay all of the costs and expenses incurred by Stratford Holdings in connection with the merger, in an amount not to exceed $200,000. The merger agreement does not require a “break fee” under any circumstances.

Regulatory Approvals and Requirements (page[ _ ])

In connection with the merger, Stratford will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies. Nevertheless, it is currently expected that no regulatory approvals will be required in order to complete the merger.

Certain Risks in the Event of Bankruptcy (page [ _ ])

If Stratford is insolvent at the time of the merger or becomes insolvent because of the merger, the funds paid to shareholders upon completion of the merger may be deemed to be a “fraudulent conveyance” under applicable law and therefore may be subject to the claims of Stratford’s creditors. If such claims are asserted by Stratford’s creditors, there is a risk that persons who were shareholders at the effective time of the merger would be ordered by a court to return to Stratford’s trustee in bankruptcy all or a portion of the funds received upon the completion of the merger. Stratford’s board of directors has no reason to believe that Stratford and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Appraisal Rights (page [ _ ])

If the merger agreement and the merger are properly approved by Stratford’s shareholders and the merger is actually consummated, you have the right under Arizona law to dissent and to receive payment equal to the “fair value” of your shares if you do not wish to exchange your shares of Stratford common stock for the merger consideration. This “right of appraisal” is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, you must:

•	before the shareholder vote related to the merger is taken at the special meeting, deliver written notice to Stratford of your intent to demand payment for your shares if the merger is completed;

•	not vote for approval and adoption of the merger agreement and the merger; and

•
upon receipt of a dissenters’ notice from Stratford, demand payment, certify the date that you acquired beneficial ownership of your shares, and deposit your stock certificates in accordance with the terms of the notice.

You will not protect your right of appraisal by merely voting against the merger agreement and the merger. A copy of the relevant section of the Arizona Business Corporation Act addressing appraisal rights is attached to this proxy statement as Exhibit B.

Federal Income Tax Consequences (page[ _ ])

In general, you will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your shares, or, conversely, you will recognize loss to the extent that your tax basis exceeds the cash you receive. Different treatment may apply to JDMD because it will have a continuing interest in Stratford following the merger or to other shareholders in certain circumstances. You should consult your tax advisor regarding your individual tax consequences as a result of the merger.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	When and where is the special meeting?

A:
The special meeting of the shareholders will be held on [________], 2006 at 11:00 a.m., local time, at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016.

Q:	What am I being asked to vote upon?

A:	You are being asked to approve and adopt the merger agreement and the merger.

Under the merger agreement, Stratford Acquisition will be merged with and into Stratford with Stratford continuing as the surviving corporation. Stratford Acquisition is an Arizona limited liability company formed in January 2006 and is wholly-owned by Stratford Holdings. Stratford Holdings is an Arizona limited liability company formed in January 2006, and is wholly-owned by JDMD.

Q:	What will happen to Stratford as a result of the merger?

A:
If the merger agreement is approved and adopted by the shareholders and the merger is completed, Stratford will no longer be a publicly held corporation. JDMD will own Stratford as the surviving corporation through its ownership of Stratford Holdings.

Q:	What will I receive in the merger?

A:	If the merger is completed, each of your shares of Stratford’s common stock will be converted into the right to receive $0.80 in cash, without interest.

Q:	What will happen to present members of management and the board of directors?

A:
It is expected that Stratford’s current management will continue as management of the surviving corporation following the merger. It is expected that the current directors of Stratford Acquisition will become the directors of the surviving corporation following the merger. Like all other Stratford shareholders, members of management and the board of directors (other than Messrs. Colangelo, Eaton, Shultz and Jensen, with respect to their ownership interest in JDMD) will be entitled to receive $0.80 per share in cash, without interest, for their shares of Stratford common stock.

Q:	Why is the board of directors recommending the merger?

A:
The board of directors believes that the terms of the merger agreement and the merger are advisable and fair to, and in the best interests of, Stratford and its disinterested shareholders (those other than JDMD and Eaton Trust). Accordingly, the board of directors voted to approve and adopt the merger agreement and resolved to recommend that you vote “FOR” approval and adoption of the merger agreement and the merger. For a discussion of the factors considered by the board of directors, see page [ _ ], “SPECIAL FACTORS — Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger.”

Q:	Is the merger subject to the satisfaction of any conditions?

A:	Yes. Before the merger can be completed, a number of conditions must be satisfied or waived. See “THE MERGER AGREEMENT — Completion of the Merger.”

Q:	How will Stratford Acquisition finance the merger?

A:
The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and other cash available to JDMD. As of the date of this proxy statement, Stratford had approximately $6,282,000 in cash and cash equivalents. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned upon any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Q:	When do you expect the merger to be completed?

A:
Stratford and JDMD are working toward completing the merger as quickly as possible. If the merger agreement is adopted and the merger is approved and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting.

Q:	What will happen to the market for Stratford’s common stock following the merger?

A:
Following the merger, Stratford’s common stock will no longer be quoted on the OTC Bulletin Board, and there will no longer be a public market for Stratford’s common stock. Price quotations for Stratford’s common stock will no longer be available, and the registration of Stratford’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Q:	What happens if I sell my shares of Stratford’s common stock before the special meeting?

A:
The record date for the special meeting occurs before the effective time of the merger. If you transfer your shares after the record date, but before the effective time of the merger, you will retain your right to vote at the special meeting but will transfer the right to receive the $0.80 in cash per share (if the merger occurs) to the person to whom you transferred your shares.

Q:	What are the U.S. federal income tax consequences of the merger?

A:
The receipt of cash for shares of Stratford’s common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss equal to the difference between $0.80 per share and your tax basis for the shares that you owned immediately before completion of the merger. For U.S. federal income tax purposes, this gain or loss generally will be a capital gain or loss if you held the shares as a capital asset. Different treatment may apply to JDMD because it will have a continuing interest in Stratford following the merger or to other shareholders in certain circumstances. Tax matters can be very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You are urged to consult your own tax advisor with respect to your own individual tax consequences as a result of the merger.

Q:	Who can vote on the merger agreement?

A:	Holders of Stratford’s common stock at the close of business on [________], 2006, the record date for the special meeting, may vote in person or by proxy at the special meeting.

Q:	What vote is required to adopt the merger agreement and approve the merger?

A:
Approval and adoption of the merger agreement and the merger requires (a) the affirmative vote of holders of a majority of the outstanding disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust), and (b) the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust). If holders of a majority of the outstanding disinterested shares (those not owned, directly or indirectly, by JDMD and Eaton Trust) vote to approve and adopt the merger agreement and the merger, the holders of the interested shares (those owned, directly or indirectly, by JDMD and Eaton Trust, which in the aggregate constitute approximately 30.3% of the total outstanding shares of common stock) are required under the merger agreement to vote their shares in favor of the merger. The board of directors of Stratford also has been informed that The DRD 97 Trust expects to vote its shares in favor of the approval and adoption of the merger agreement and the merger. The shares held by The DRD 97 Trust represent approximately 23.0% of the total outstanding shares of Stratford’s common stock and approximately 33.0% of the disinterested shares of Stratford’s common stock.

Q:	What do I need to do now?

A:
You should read this proxy statement carefully, including the exhibits accompanying this proxy statement and the documents incorporated by reference into this proxy statement, and consider how the merger affects you. Then, please mark your vote on your proxy card and date, sign and mail it in the enclosed postage paid return envelope as soon as possible so that your shares can be voted at the special meeting.

Q:	What happens if I do not return a proxy card?

A.	The failure to return your proxy card will have the same effect as voting against approval and adoption of the merger agreement and the merger unless you attend the meeting and vote in person.

Q:	Where can I find more information regarding the merger?

A:
The SEC requires all affiliated parties involved in certain “going-private” transactions such as the merger to file with it a transaction statement on Schedule 13E-3. Stratford has filed a transaction statement on Schedule 13E-3 with the SEC, copies of which are available without charge at the SEC’s website at http://www.sec.gov. In addition, each exhibit to the Schedule 13E-3 and the other documentation relating to the merger and the merger agreement, including prior Stratford filings with the SEC, which are incorporated herein by reference, will be made available for inspection and copying at Stratford’s executive offices during regular business hours to any Stratford shareholder or representative of a shareholder as so designated in writing or upon written request to Stratford at its executive offices. The merger agreement is attached as Exhibit A to this proxy statement. You should carefully read the entire merger agreement because it is the legal document that governs the merger.

Q:	May I vote in person?

A:
Yes. You may attend the special meeting of Stratford shareholders and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a “legal proxy” from the broker, bank or other nominee. You must bring this legal proxy to the meeting in order to vote in person.

Q:	May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice directed to “Secretary (Proxy Vote)” at Stratford’s executive offices, which are located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card before the special meeting. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change those instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided to you by your broker.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, you will receive written instructions for exchanging your shares of Stratford common stock for a cash payment of $0.80 per share.

Q:	Do I have a right to seek an appraisal of my shares?

A:
Yes. If you wish, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Arizona law as described on pages [ _ ] to [ _ ] and in Exhibit B to this proxy statement.

Q:	Who can help answer my questions?

A:
The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the exhibits and the documents incorporated by reference into this proxy statement. If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact Stratford in writing at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016 or by phone at (602) 956-7809.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain forward-looking statements regarding Stratford that are based on the beliefs of Stratford’s management as well as assumptions made by, and information currently available to, Stratford’s management. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Stratford’s expectations include, but are not limited to, general business conditions, competition and other factors which are described from time to time in Stratford’s public filings with the SEC, news releases and other communications. Also, when Stratford uses the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “intends,” “objectives,” “goals,” “aims,” “projects,” or similar words or expressions, Stratford is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Stratford assumes no obligation to update any forward-looking statements made herein or elsewhere whether as a result of new information, future events or otherwise.

STRATFORD SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes certain selected consolidated financial data, which should be read in conjunction with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, each of which is incorporated by reference in this proxy statement. The selected consolidated financial data set forth below as of and for each of the years in the two-year period ended December 31, 2004, have been derived from our consolidated financial statements which have been audited by KPMG LLP, who was our independent registered public accounting firm for those periods. The selected consolidated financial data set forth below as of and for the nine months ended September 30, 2005 and 2004 have been derived from our unaudited consolidated financial statements, which appear in our Form 10-QSB for the quarter ended September 30, 2005.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
REVENUES:
Oil and gas revenues	$965,000	$712,000	$1,002,000	$737,000
Gain on restructuring of payables	0	0	0	614,000
Interest and other income	134,000	5,000	25,000	121,000
	1,099,000	717,000	1,027,000	1,472,000

EXPENSES:
General and administrative	435,000	437,000	631,000	642,000
Depreciation, depletion and amortization	247,000	227,000	306,000	291,000
Oil and gas operations	231,000	167,000	229,000	207,000
Interest	0	0	0	39,000
	913,000	831,000	1,166,000	1,179,000
Income (loss) from continuing operations before income taxes	186,000	(114,000)	(139,000)	293,000
Income tax expense	9,000	2,000	17,000	12,000
Income (loss) from continuing operations	177,000	(116,000)	(156,000)	281,000

DISCONTINUED OPERATIONS:
Income from operations	0	364,000	423,000	413,000
Gain on sale of building, net of tax of $430,000	49,000	0	5,326,000	0
Minority interest	0	(67,000)	(1,269,000)	(72,000)
Income from discontinued operations	49,000	297,000	4,480,000	341,000
Net income	$226,000	$181,000	$4,324,000	$622,000

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$0.02	$(0.01)	$(0.01)	$0.03
Income from discontinued operations	0.00	0.03	0.40	0.03
Basic and diluted net income per share	$0.02	$0.02	$0.39	$0.06
Shares used to compute income (loss) per share
Basic	11,078,105	11,078,105	11,078,105	11,078,105
Diluted	11,178,105

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
Balance Sheet Data
Working capital	$6,522,000	$2,169,000	$6,392,000	$726,000
Total current assets	$6,699,000	$26,212,000	$7,029,000	$1,007,000
Total current liabilities	$177,000	$23,719,000	$637,000	$281,000
Total shareholders’ equity	$7,713,000	$3,344,000	$7,487,000	$3,163,000
Book value per share	$0.70	$0.30	$0.68	$0.30

We have not provided any pro forma data giving effect to the merger as we do not believe that such information is material to our shareholders in evaluating the merger and the merger agreement. The merger consideration consists solely of cash and, if the merger is consummated, our common stock will cease to be publicly traded. As a result, we do not believe that the changes to our financial condition resulting from the merger would provide meaningful or relevant information in evaluating the merger and the merger agreement since our shareholders (other than JDMD) will not be shareholders of, and will have no direct interest in, Stratford following the merger.

Recent Developments

Stratford’s gross income for the fourth quarter of 2005 was approximately $737,000, consisting primarily of income from oil and gas operations and interest. Net income, before income taxes, was approximately $365,000. Cash reserves at December 31, 2005 were approximately $6,282,000.

MARKET AND MARKET PRICE

Market Information

Stratford’s common stock is listed on the OTC Bulletin Board under the symbol “STFA.OB” The table below sets forth the range of high and low closing bid prices on the OTC Bulletin Board for fiscal years 2004, 2005, and 2006.

	High	Low
Fiscal Year Ending December 31, 2004
First Quarter	$0.60	$0.20
Second Quarter	$0.45	$0.29
Third Quarter	$0.41	$0.32
Fourth Quarter	$0.55	$0.38

Fiscal Year Ending December 31, 2005
First Quarter	$0.61	$0.41
Second Quarter	$0.64	$0.40
Third Quarter	$0.70	$0.54
Fourth Quarter	$0.75	$0.58

Fiscal Year Ending December 31, 2006
First Quarter (through February 8th)	$0.80	$0.68

The closing sale price, and the high and low sale prices for shares of Stratford’s common stock on the OTC Bulletin Board on January 30, 2006, the last trading day before Stratford announced the proposed merger and the signing of the merger agreement, was $0.80 per share. On [_______], 2006, the last trading day for which information was practicably available prior to the date of the first mailing of this proxy statement, the closing price per share of Stratford’s common stock as reported on the OTC Bulletin Board was $[____]. Shareholders should obtain a current market quotation for Stratford’s common stock before making any decision with respect to the merger.

Number of Shareholders

As of [_______], 2006, approximately [ _ ] record owners and approximately [ ____ ] beneficial owners owned 11,078,105 issued and outstanding shares of Stratford’s common stock.

Dividends

Stratford has not paid any dividend with respect to shares of its common stock in the past two years. Under the merger agreement, Stratford has agreed not to pay any dividends on its shares of common stock prior to the completion of the merger.

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of shareholders to be held on [________], 2006 at 11:00 a.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016. Stratford intends to mail this proxy statement and the accompanying proxy card on or about [________], 2006 to all shareholders entitled to vote at the special meeting.

Matters to be Considered at the Special Meeting

The special meeting of the shareholders will be held on [________], 2006 at 11:00 a.m., local time, at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016. At the special meeting, you will be asked to consider and vote in favor of a proposal to approve and adopt the merger agreement and the merger. Pursuant to the merger, Stratford Acquisition will be merged with and into Stratford, with Stratford as the surviving corporation and becoming a wholly-owned subsidiary of Stratford Holdings.

At the effective time of the merger, each share of Stratford’s common stock issued and outstanding immediately prior to the filing of articles of merger with the Arizona Corporation Commission will be converted into the right to receive $0.80 in cash, without interest, except for:

•	shares for which appraisal rights have been perfected properly under the Arizona Business Corporation Act, which will be entitled to receive the consideration provided for by Arizona law;

•	shares held by Stratford in treasury and shares held by Stratford’s wholly-owned subsidiaries, which will be cancelled without payment; and

•	shares held by JDMD prior to the merger, which will be cancelled without payment.

Like all other Stratford shareholders, Stratford’s executive officers and directors (other than Messrs. Colangelo, Eaton, Shultz and Jensen, with respect to their ownership interest in JDMD) will be entitled to receive $0.80 per share in cash, without interest, for each share of Stratford common stock held by them at the time of the merger.

Stratford does not expect a vote to be taken at the special meeting on any matter other than the proposal to approve and adopt the merger agreement and the merger. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. The proxies Stratford is soliciting will grant discretionary authority to vote in favor of adjournment or postponement of the special meeting to the extent the proxy holders may deem such actions appropriate in their discretion.

Record Date and Voting Information

Only holders of record of Stratford’s common stock at the close of business on [________], 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. At the close of business on the record date, 11,078,105 shares of Stratford’s common stock were outstanding and entitled to vote at the special meeting. A list of shareholders will be available for review at Stratford’s executive offices during regular business hours beginning two business days after notice of the special meeting is given and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournment thereof. Each holder of record of Stratford’s common stock on the record date will be entitled to one vote for each share held. If you sell or transfer your shares of Stratford’s common stock after the record date, but before the special meeting, you will transfer the right to receive the $0.80 in cash per share, without interest, if the merger is consummated to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval and adoption of the merger agreement and the merger. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.”

Quorum

A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposal and for the transaction of all other business at the special meeting. If a share is represented for any purpose at the special meeting it will be deemed present for purposes of determining whether a quorum exists.

Any shares of common stock held in treasury by Stratford are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

Approval and adoption of the merger agreement and the merger requires (a) the affirmative vote of holders of a majority of the outstanding disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust), and (b) the affirmative vote of holders of a majority of the outstanding shares of Stratford’s common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust). If holders of a majority of the outstanding disinterested shares (those not owned, directly or indirectly, by JDMD and Eaton Trust) vote to approve and adopt the merger agreement and the merger, the holders of the interested shares (those owned, directly or indirectly, by JDMD and Eaton Trust, which in the aggregate constitute approximately 30.3% of the total outstanding shares of common stock) are required under the merger agreement to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

The board of directors of Stratford also has been informed that The DRD 97 Trust expects to vote its shares in favor of the approval and adoption of the merger agreement and the merger. The shares held by The DRD 97 Trust represent approximately 23.0% of the total outstanding shares of Stratford’s common stock and approximately 33.0% of the disinterested shares of Stratford’s common stock.

Proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against both proposals.

If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Proxies and Revocation of Proxies

Shareholders of record may submit proxies by mail. After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail the proxy card in the enclosed postage paid return envelope as soon as possible so that your shares may be voted at the special meeting, even if you plan to attend the special meeting in person. Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates specific voting instructions, it will be voted in accordance with the voting instructions. If no voting instructions are indicated, the proxy will be voted “FOR” approval and adoption of the merger agreement and the merger.

Please do not send in stock certificates at this time. If the merger is consummated, you will receive instructions regarding the procedures for exchanging your existing Stratford stock certificates for the $0.80 per share cash payment, without interest.

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with Stratford’s Secretary at Stratford’s executive offices located at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016, by submitting in writing a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker or other nominee that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker or other nominee.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Stratford will bear the entire cost of soliciting, including costs relating to preparation, assembly, printing and mailing of this proxy statement, the notice of the special meeting of shareholders, the enclosed proxy and any additional information furnished to shareholders. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Stratford’s common stock beneficially owned by others to forward to these beneficial owners. Stratford may, upon request, reimburse brokers, bankers and other nominees representing beneficial owners of Stratford’s common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of Stratford. No additional compensation will be paid to directors, officers or other regular employees for their services.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. If the special meeting is adjourned to a different place, date or time, Stratford need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned meeting. Stratford’s board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Stratford’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of Stratford. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment or postponement of the meeting.

Appraisal Rights

Shareholders who do not vote in favor of approval and adoption of the merger agreement and the merger, and who otherwise comply with the applicable statutory procedures of Arizona law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their Stratford common stock as set forth in the Arizona Business Corporation Act. See “SPECIAL FACTORS — Appraisal Rights.”

THE PARTICIPANTS

Stratford American Corporation
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 956-7809

Stratford American Corporation is an Arizona corporation that was incorporated on May 13, 1988. Stratford, through its subsidiaries, is engaged principally in the business of natural resource exploration and development. Stratford has the following wholly-owned subsidiaries: Stratford American Car Rental Systems, Stratford American Energy Corporation, Stratford American Gold Venture Corporation, Stratford American Oil and Gas Corporation, Stratford American Properties Corporation, Stratford American Resource Corporation, and SA Oil and Gas Corporation. All of Stratford’s wholly-owned subsidiaries are Arizona corporations, except Stratford American Energy Corporation, which is an Oklahoma corporation, and Stratford American Resource Corporation, which is a Texas corporation. Stratford employs four employees, one of whom works full time.

Stratford Holdings Investment, L.L.C.
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 224-2312

Stratford Holdings is an Arizona limited liability company formed in January 2006 by JDMD to hold all of the outstanding common stock of Stratford effective upon completion of the merger. Gerald Colangelo, a director of Stratford, David Eaton, the Chief Executive Officer and a director of Stratford, Mel Shultz, the President and a director of Stratford, and Dale Jensen, a director of Stratford, are the managers of JDMD. The members of JDMD are: (a) the Mel L. Shultz and Beth Jane Shultz Revocable Trust, of which Mr. and Mrs. Shultz are co-trustees; (b) DCE Investments, LLC, which is majority-owned by The Eaton Family Trust, of which David Eaton and Carol Eaton are co-trustees; (c) KBKM Real Estate, LLC, which is majority-owned by The Gerald and Joan Colangelo Family Trust, of which Gerald Colangelo and Joan Colangelo are co-trustees; and (d) Dale Jensen.

Stratford Acquisition, L.L.C.
2400 East Arizona Biltmore Circle
Building 2, Suite 1270
Phoenix, Arizona 85016
(602) 224-2312

Stratford Acquisition is an Arizona limited liability company formed in January 2006 and is a wholly-owned subsidiary of Stratford Holdings. The sole purpose of Stratford Acquisition is to merge with and into Stratford pursuant to the merger described in this proxy statement, with Stratford as the surviving corporation.

SPECIAL FACTORS

Background of the Merger

Stratford sold its major real estate asset in November 2004, and since that time its sole assets have consisted primarily of the cash proceeds from the sale and minority working interests in various oil and gas properties primarily located in Oklahoma and Texas. In connection with the sale, the board of directors and management of Stratford began discussing in general terms the future direction of Stratford’s business, including whether to invest in additional income-producing real estate or oil and gas ventures, or to liquidate Stratford and distribute its assets to the shareholders. These discussions included the disadvantages faced by Stratford as a smaller-sized publicly-traded company. In particular, the directors noted:

•	Stratford’s difficulty in attracting analyst coverage, market attention and institutional shareholder investment;

•	the common stock’s small public float, extremely limited trading volume, and bid-asked trading price spread, all of which have:

•	limited Stratford’s ability to use its common stock as acquisition currency,

•	significantly limited the ability of shareholders to sell their shares without also reducing the trading price of the common stock, and

•	impaired Stratford’s ability to use equity-based incentives to successfully attract and retain employees;

•	the existence of competitors in Stratford’s industry with greater resources at their disposal; and

•	the costs and associated burdens of being a public company, including:

•	the actual out-of-pocket costs of SEC compliance;

•	the burden on management of compliance efforts;

•	the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

•	the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding Stratford’s business, operations and results; and

•	the enactment of the Sarbanes-Oxley Act of 2002, which has led to increased compliance costs and additional burdens on management.

As a result of these discussions, management engaged Meagher Oil & Gas Properties, Inc. (“Meagher”) on November 8, 2004 to evaluate Stratford’s oil and gas properties and to assist in offering them for sale. Meagher is a nationally recognized acquisition and divestiture firm that specializes in the oil and gas industry, and had been recommended to Stratford by several of its partners in the oil and gas properties. Pursuant to the exclusive Services Agreement with Meagher, Stratford paid an initial retainer and is obligated to pay a commission based upon the cumulative sales price of the oil and gas properties.

In early February 2005, Meagher sent solicitations of interest to approximately 3,500 potential buyers, and received requests for information from 61 companies. The marketing information indicated that the oil and gas properties were for sale by state or as a total package, with preference to be given by Stratford to a single buyer.

During February and March, 2005, Meagher engaged in discussions with each of the 61 companies that requested the marketing information, and received eight bids, five of which were for the entire package of oil and gas properties and three of which were for partial packages of properties. The bids for the entire package of properties generally ranged from $1.75 million to $2.925 million, with one bid management did not believe was legitimate at $750,000. Meagher had ongoing negotiations with each of the bidders to try to get them to a price that was acceptable to Stratford, but ultimately none of the bids was acceptable to or pursued by management. In particular, management did not believe that any of the bids would provide Stratford with fair market value for its oil and gas interests. Meagher’s engineering studies in early 2005 indicated a probable market value of the properties of $2.4 million using a 10% discount rate, but using a cash flow multiple the probable market value according to Meagher was $3.3 million. Accordingly, management decided not to pursue a sale transaction with any of the bidders. Management communicated regularly with the board during this process and received the support of the individual board members as to strategy and direction.

Meagher continued to market the properties. On June 20, 2005, a new bidder submitted a bid of $4 million for Stratford’s entire package of oil and gas properties, subject to due diligence, and with an effective date of March 1, 2005 (so that the buyer would get the benefit of the income derived from the properties from and after that date). During this time period, however, the prices of natural gas and oil had increased dramatically and were continuing to increase. Meagher re-ran the engineering studies to determine what impact the higher prices would have on the value of the properties over time. The new analysis indicated a value in the $5 million range. Meagher sent the new engineering studies to the new bidder and the previous bidders but none responded with an increased bid. Management rejected the new bid as too low (including the fact that the new bidder was requiring all income after March 1st) and so informed the individual board members.

Meagher continued to market the properties, but the price volatility in the oil and gas markets had increased. Meagher re-ran the engineering studies at January 1, 2006, which resulted in the properties having a value of $4.5 million. Meagher is currently marketing the properties on its website and will be featuring the properties at an industry convention in February in an effort to generate additional bids. This process will continue through the shareholder vote and possibly thereafter, whether or not the shareholders approve the merger. However, there can be no assurance that an acceptable bid, or any bid at all, will result from Meagher’s efforts.

On December 29, 2005, Mel Shultz and David Eaton, on behalf of JDMD, submitted a buyout proposal to the board of directors of Stratford. Under JDMD’s proposal, Stratford would be merged with and into a newly formed entity owned by JDMD, with Stratford being the surviving corporation and becoming wholly-owned by JDMD. Pursuant to the merger, each outstanding share of Stratford’s common stock would be converted into the right to receive $0.75 in cash (other than shares held by JDMD and shareholders who validly exercise dissenters’ right under Arizona law).  This price is the same price that JDMD paid to acquire 467,774 shares in a private purchase in November 2005.

The board engaged Fennemore Craig, P.C. as legal counsel to evaluate the JDMD proposal. At a meeting of the board held on January 18, 2006, with all members present in person or telephonically, the board reviewed the proposal with counsel, including the terms thereof, the pros and cons of the proposal, and the directors’ fiduciary obligations in evaluating the proposal. At the conclusion of the meeting, counsel for Stratford was authorized to negotiate the proposal with counsel for JDMD.

Counsel for Stratford and JDMD negotiated the terms of the buyout proposal, and then provided drafts of the merger agreement, this proxy statement and Stratford’s Schedule 13E-3 filing to the board for review.

On January 30, 2006, a meeting of the board of directors of Stratford was convened, with all members except Gerald Colangelo attending either in person or telephonically, together with representatives of Fennemore Craig. The board and counsel reviewed the proposed definitive draft of the merger agreement and discussed the proposed merger consideration.  The board and JDMD agreed, after extensive negotiation, to increase JDMD's proposal to $0.80 per share. On January 31, 2006, Mr. Colangelo and counsel reviewed the proposed definitive draft of the merger agreement. The meeting of the board of directors was reconvened on January 31, 2006, with all members attending telephonically, together with representatives of Fennemore Craig. The board of directors then unanimously adopted resolutions approving and adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, determining that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, the disinterested holders of Stratford’s common stock (those other than JDMD and Eaton Trust) and recommending that the holders of Stratford’s common stock vote for the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

On January 31, 2006, in accordance with the authorizations of their respective boards of directors, the parties finalized and thereafter executed the merger agreement.

On the evening of January 31, 2006, Stratford issued a press release announcing the execution of the merger agreement. On February 1, 2006, Stratford filed a Current Report on Form 8-K announcing the execution of the merger agreement and filed both the press release and the merger agreement as exhibits.

Purpose of the Merger

The purpose of the merger for Stratford is to eliminate the costs and burdens associated with being a publicly traded company, giving Stratford greater flexibility to make operating decisions based on long-term strategic goals without the concern of short-term market expectations. Stratford’s board of directors believes, based upon the reasons discussed under “SPECIAL FACTORS — Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger,” that the merger is advisable, fair to and in the best interests of, Stratford and its disinterested shareholders (those other than JDMD and Eaton Trust).

For JDMD, the purpose of the merger is to allow it to benefit from the future earnings and growth of Stratford, if any, after Stratford’s common stock ceases to be publicly traded. JDMD believes that public company status imposes a number of limitations on Stratford and its management in conducting Stratford’s operations, including the costs of being a public company such as accounting expenses, expenses associated with the reporting obligations under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, and transfer agent fees. Accordingly, one of the purposes of the merger for JDMD is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable Stratford to use in its operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

JDMD determined to conduct the merger at this time rather than at a future time because:

•
new requirements under the Sarbanes-Oxley Act of 2002 and related SEC regulations — such as expanded disclosure obligations in periodic reports filed under the Exchange Act and new requirements for the attestation by Stratford’s accounting firm regarding the effectiveness of Stratford’s internal control over financial reporting — will significantly increase Stratford’s cost of continuing as a public company, and by becoming a private company, Stratford will eliminate those newly imposed and future costs. Stratford has cash reserves remaining from the sale of its real estate assets that it is using for operating expenses and required capital expenditures in connection with its oil and gas properties, but these reserves will be significantly reduced by ongoing compliance costs. JDMD does not believe that Stratford’s use of its cash for compliance purposes is in the best interests of the shareholders in light of the limited benefits they receive from being public; see “SPECIAL FACTORS — Effects of the Merger;”

•
cost savings from Stratford’s becoming a private company are expected to approximate $66,700 in the first year, including the elimination of printers’ fees, transfer agent fees, OTC Bulletin Board listing fees, and reduced legal fees, without taking into consideration reductions in accounting fees and insurance costs; and

•
despite a year of marketing the oil and gas properties, no offer has yet surfaced that would provide the Stratford shareholders, in liquidation of the company, more than the offer made by JDMD, and the volatility in oil and gas prices will likely continue to adversely affect the ability to market the properties at an acceptable price that will return a material amount more than $0.80 per share to the shareholders.

Structure of the Merger

The proposed transaction is a merger of Stratford Acquisition with and into Stratford, with Stratford surviving in the merger as a wholly-owned subsidiary of Stratford Holdings.

The principal steps that will accomplish the merger are as follows:

Financing. The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and other cash available to JDMD. Stratford and JDMD have sufficient funds available to finance the merger, and therefore the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

The Merger. Following the satisfaction or waiver of conditions to the merger, the following will occur in connection with the merger:

•
each share of Stratford’s common stock that is held by Stratford in its treasury or by any wholly-owned subsidiary of Stratford immediately before the effective time of the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares;

•
each share of Stratford’s common stock that is held by JDMD immediately before the effective time of the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares;

•
each share of Stratford common stock issued and outstanding immediately before the merger becomes effective (other than those shares that are described in the preceding two paragraphs and other than the shares that are held by dissenting shareholders who exercise and perfect their appraisal rights under Arizona law) will be converted into the right to receive $0.80 in cash, without interest; and

•
each unit of Stratford Acquisition will be converted into one share of Stratford’s common stock, and will constitute the only shares of outstanding Stratford capital stock after the completion of the merger.

As a result of the merger:

•
Stratford’s shareholders (other than JDMD) will no longer have any interest in, and will no longer be shareholders of, Stratford and will not participate in any future earnings or growth of Stratford, if any;

•	the total number of outstanding shares of Stratford common stock will decrease from 11,078,105 to 1,000, all of which will be owned by Stratford Holdings;

•	JDMD will own all of the outstanding membership interests in Stratford Holdings; and

•
shares of Stratford common stock will no longer be listed on the OTC Bulletin Board, and price quotations with respect to sales of shares of Stratford in the public market will no longer be available. The registration of Stratford common stock under the Exchange Act will be terminated, and Stratford will cease filing reports with the SEC.

Board of Directors of Stratford. The directors of Stratford Acquisition immediately prior to the effective time of the merger will become the directors of Stratford after the completion of the merger.

Management of Stratford. The executive officers of Stratford immediately prior to the effective time of the merger will remain as executive officers of Stratford after the completion of the merger.

For additional details regarding the merger, and the interests of JDMD and its affiliates in the transaction, see “SPECIAL FACTORS — Merger Financing,” “— Interests of Certain Persons in the Merger” and “MERGER AGREEMENT.”

Recommendations of the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger

At the meetings of the board of directors held on January 30, 2006 and January 31, 2006, the members of the board of directors considered and discussed the merger and terms of the merger agreement, and unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable and fair to, and in the best interests of, Stratford and its disinterested shareholders (those other than JDMD and Eaton Trust). The board of directors declared the merger advisable and approved and adopted the merger agreement and resolved to recommend to Stratford’s shareholders that they vote “FOR” approval and adoption of the merger agreement and the merger.

In reaching its determination at the meetings, the board of directors considered factors including:

•
the relationship of the $0.80 per share cash merger consideration to (a) the trading price of Stratford’s common stock on November 9, 2005, the last trading day prior to the public announcement by way of an amendment to its Schedule 13D of JDMD’s intention to possibly take Stratford private ($0.65 per share), (b) the trading price of Stratford’s common stock on January 30, 2006, the last trading day prior to Stratford announcing the execution of the merger agreement ($0.80 per share), (c) the volume weighted average price of Stratford’s common stock over the past 30, 90, and 120 day periods, respectively ($__, $___ and $___ per share, respectively), and (d) the book value of Stratford’s common stock at September 30, 2005 ($0.70 per share);

•
the relationship of the $0.80 per share cash merger consideration to the value the Stratford shareholders would receive in liquidation ($0.70 if Stratford’s liquidation value equaled its book value at September 30, 2005; $0.80 per share if the oil and gas properties can be sold at $4 million, $0.85 per share if the oil and gas properties can be sold at $4.5 million, and $0.89 per share if the oil and gas properties can be sold at $5 million, in each case after payment of commissions to Meagher and other estimated transaction costs and satisfaction of Stratford’s liabilities and obligations), and the fact that despite extensive marketing efforts, Stratford to date has not received any offers for its oil and gas properties that exceed $4 million;

•
the fact that the consideration to be received by Stratford’s shareholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Stratford’s shareholders;

•	Stratford’s inability to attract analyst coverage, market attention and institutional shareholder investment;

•
the limited public float for Stratford’s common stock, as well as the extremely limited trading market for the common stock, which have limited Stratford’s ability to use its common stock as acquisition currency, and significantly limited the ability of shareholders to sell their shares without also reducing the trading price of the common stock;

•	Stratford’s inability to increase shareholder value, despite its active marketing of the oil and gas properties;

•
the costs and associated burdens of continuing to be a public company, including (a) the actual out-of-pocket costs of SEC compliance, (b) the burden on management of compliance efforts, (c) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting, (d) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding Stratford’s business, operations and results, and (e) the enactment of the Sarbanes-Oxley Act of 2002, which will lead to increased compliance costs and additional burdens on management as Stratford becomes subject to Section 404;

•
the cost savings from Stratford’s becoming a private company, which are expected to approximate $66,700 in the first year, including the elimination of printers’ fees, transfer agent fees, OTC Bulletin Board listing fees, and reduced legal fees, without taking into consideration reductions in accounting fees and insurance costs;

•
the fact that Stratford has publicly stated in each of its quarterly and annual reports since November 2004 that management was exploring ways to maximize shareholder returns, including a liquidation, and not a single potential buyer for Stratford or its assets has emerged apart from the oil and gas bids;

•
the fact that after JDMD and its principals amended their Schedule 13D filings in November 2005 to publicly state their intent to possibly take Stratford private, Stratford’s common stock price generally stayed at about $0.68 per share (there were trades as high as $0.82 per share, but trading at this level was not sustained), and not a single potential buyer for Stratford or its assets emerged from such announcement;

•
the board’s belief that the principal advantage of Stratford continuing as a public company would be to allow public shareholders to continue to participate in any growth in the value of Stratford’s equity, but that, under all of the relevant circumstances and in light of the proposed $0.80 per share price, the value to shareholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.80;

•
the terms of the merger agreement that essentially give the disinterested shareholders veto power over the merger. The merger agreement requires JDMD and Eaton Trust to vote their shares of Stratford common stock in favor of the adoption and approval of the merger agreement and the merger if holders of a majority of the disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD or Eaton Trust) vote in favor of the adoption and approval of the merger agreement and the merger;

•
the terms of the merger agreement that permit the board to explore third party acquisition offers that it might receive after announcement of the merger and before the shareholder vote if the board reasonably determines in good faith that a competing offer is a superior alternative to the merger and the board’s fiduciary duties under Arizona law require discussions to be conducted with the third party advancing the competing offer;

•
the terms of the merger agreement that permit the board to withdraw its recommendation to Stratford’s shareholders and accept a competing acquisition offer if the board reasonably determines in good faith that such action is necessary in order for the board to comply with it fiduciary duties under Arizona law, and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from Stratford Holdings which meets or exceeds the competing offer;

•
the fact that there is no breakup fee payable by Stratford if it elects to accept a competing offer that Stratford Holdings does not match, although Stratford will be required to reimburse Stratford Holdings’ expenses up to $200,000;

•
the fact that the Buyout Parties are essentially acquiring Stratford “as-is”, the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the shareholders;

•
the fact that the merger agreement would be available promptly following the public disclosure of the merger via the SEC’s EDGAR database as part of a current report on Form 8-K to be filed by Stratford (such Form 8-K was filed by Stratford on February 1, 2006), so that if there are any other parties interesting in acquiring Stratford they will have ready and complete access to the terms of this transaction;

•
the fact that the merger consideration will be financed out of Stratford’s cash reserves and JDMD’s cash deposit, and thus the merger agreement is not conditioned upon the acquisition by JDMD of any third party financing arrangements; and

•
the availability of appraisal rights under Arizona law to holders of shares of Stratford common stock who dissent from the merger, which provides shareholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

Each of these factors favored the board’s conclusion that the merger is advisable, fair to, and in the best interests of, Stratford and its disinterested shareholders (those other than JDMD and Eaton Trust). The board relied on Stratford’s management to provide accurate and complete financial information, projections and assumptions (based on the best information available to management at that time), as the starting point for its analysis. The board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These factors included:

•	the fact that, following the merger, Stratford’s shareholders will cease to participate in any future earnings of Stratford or benefit from any future increase in Stratford’s value, if any;

•	the fact that certain board members have interests that are different from those of Stratford’s shareholders as described under “SPECIAL FACTORS — Interests of Certain Persons in the Merger;”

•
the fact that volatility in the oil and gas markets over the past year has made it difficult to determine the value of the oil and gas properties, and the bids received have indicated a lower value than Stratford expected;

•
the price offered by JDMD was in the upper end, but not at the top, of the range in which Stratford’s traded over the past year, with such sporadic higher trading prices resulting in part from the fact that the stock price can move dramatically due to limited trading volume;

•
the possibility that Stratford could be required to reimburse Stratford Holdings for its costs and expenses up to $200,000 in the event Stratford terminates the merger agreement to accept a superior third party acquisition offer;

•	the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to Stratford’s shareholders receiving the merger consideration;

•	the possible disruption to Stratford’s business that may result from the announcement of the merger and the resulting distraction of the attention of Stratford’s management; and

•	the fact that the failure to consummate the merger could negatively impact the market price of Stratford’s common stock.

This discussion of the information and factors considered by the board of directors in reaching its conclusions and recommendation includes all of the material factors considered by the board but is not intended to be exhaustive. In view of the wide variety of factors considered by the board in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, the board did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the board may have given different weight to different factors.

The board’s consideration of the merger was complicated by the fact that four of Stratford’s six directors are also members of JDMD, and the remaining two directors have familial or employment relationships that could cause them to not be considered “qualified” to approve the merger under Arizona law due to conflicts of interest. The board considered whether to invoke its right under Arizona law to not approve the merger and send it directly to the shareholders for a vote (so that the merger, in terms of approval, would function more like a tender offer), but ultimately rejected this approach because, despite the various conflicts of interest, each of the board members believes that this transaction provides the greatest certainty to the shareholders for fair value for their shares, and that it would not be in the best interests of the shareholders to use an increasing amount of Stratford’s cash for public company compliance purposes when the shareholders received so little benefit from Stratford being a public company. The board also considered and rejected engaging an outside financial advisor to render a fairness opinion with respect to the merger consideration. The only significant assets of Stratford are cash and the oil and gas properties, which have been evaluated by Meagher three times in the past 14 months. Fairness opinions are relatively expensive and, given the current status of Stratford, the board determined that it would be in the best interests of the shareholders to provide that cash to the shareholders instead of to a financial advisor. The board of directors believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the board of directors to represent effectively the interests of Stratford’s disinterested shareholders (those other than JDMD and Eaton Trust). The board reached this conclusion based on, among other things:

•	the fact that the board had no obligation to recommend the approval of the merger proposal or any other transaction;

•
the fact that the merger agreement gives the disinterested shareholders (those other than JDMD and Eaton Trust) a veto power over the merger by requiring a separate approval of at least a majority of Stratford’s disinterested shares;

•	the fact that the board can consider competing third party acquisition offers and accept a third party acquisition offer that JDMD elects not to match without having to pay a break up fee;

•
the fact that the merger agreement was filed and publicly available promptly following the announcement of this transaction, so that any potential third party acquiror has had full access to the terms of the merger;

•
the fact that JDMD is acquiring Stratford essentially “as-is”, without customary representations, warranties, title opinions and reserve reports that typical buyers would require (and that could reduce proceeds available to shareholders) and there are no holdbacks or escrows that would reduce the proceeds to the shareholders; and

•
the availability of appraisal rights under Arizona law, which give the shareholders a means to value their shares if they are not satisfied with the merger consideration. Appraisal rights are described under “SPECIAL FACTORS — Appraisal Rights.”

Based in part upon the factors discussed above, the board of directors voted to declare advisable and approve the merger agreement, and resolved to recommend that you vote “FOR” approval and adoption of the merger agreement and the merger.

Alternatives to the Merger

The board of directors and its advisers considered several strategic alternatives to the merger, including the following:

•
a sale of the assets of Stratford to either one or more third parties or a group of insiders, followed by the liquidation and dissolution of Stratford. However, the board determined that this approach was not favorable because (a) under federal securities laws, the resulting liquidating trust might have been an SEC reporting entity, causing Stratford to remain a public company, and (b) a substantial portion of the cash consideration to be paid to Stratford’s shareholders would have been deferred until assets were liquidated and subject to fluctuating pricing of Stratford’s oil and gas properties;

•
a cash dividend to Stratford’s shareholders. However, the board determined that this approach was not favorable because (a) the dividend could be taxed to certain Stratford shareholders at ordinary income or capital gain rates without being reduced by tax basis in the stock owned by such shareholders, and (b) Stratford would remain a public company;

•
a sale of Stratford to a third party. However, notwithstanding its continuing efforts to solicit offers for its oil and gas properties, the board did not receive from any third party any adequate firm offer, and has no reason to believe an adequate firm offer will be forthcoming in time to avoid the significant compliance costs Stratford will be subject to if it remains public; and

•
a reverse stock split or recapitalization that would allow Stratford to cease being a public company. However, Stratford would still have a large number of shareholders and would either need to build and grow a sustainable business or liquidate. Historically, lack of capital has adversely affected Stratford’s ability to grow its business. Further, there is no certainty that the liquidation value would exceed the merger consideration.

Effects of the Merger

If the merger is approved by the Stratford shareholders and the other conditions to the closing of the merger are either satisfied or waived, Stratford Acquisition will be merged with and into Stratford, with Stratford being the surviving corporation. After the merger, Stratford Holdings will own all of the capital stock of Stratford, and Stratford Holdings will be owned by JDMD.

At the effective time of the merger, holders of Stratford’s common stock (other than JDMD and shareholders who validly exercise appraisal rights under Arizona law) will cease to have ownership interests in Stratford or rights as Stratford shareholders, and instead will be entitled to receive $0.80 in cash for each of their shares of Stratford’s common stock. Therefore, such shareholders will not participate in any future earnings or growth of Stratford and will not benefit from any appreciation in the value of Stratford, nor will they be subject to any risk of a decrease in Stratford’s value. As a result of the merger, JDMD's interest in Stratford net book value and net earnings will increase from approximately 29.7% to 100%, or by approximately $5,422,000 in the case of book value at September 30, 2005 (and without taking into consideration the cash required to pay the merger consideration of $6,232,645). As a result of the merger, JDMD will be the sole beneficiary of Stratford’s future earnings and growth, if any. Similarly, JDMD will also bear the risk of any losses generated by Stratford’s operations and any decrease in Stratford’s value after the merger.

Stratford’s common stock is currently registered under the Exchange Act and is quoted on the OTC Bulletin Board under the symbol “STFA.” As a result of the merger, Stratford will be a privately held corporation, and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the OTC Bulletin Board, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Stratford. Also, after the effective time of the merger, Stratford will no longer be required to file periodic reports with the SEC.

It is expected that the directors of Stratford Acquisition immediately prior to the effective time of the merger will become the directors of the surviving corporation. It is expected that the executive officers of Stratford immediately prior to the effective time of the merger will remain the executive officers of the surviving corporation.

It is expected that, upon consummation of the merger, the operations of Stratford will be conducted substantially as they currently are being conducted; however, Stratford will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with being a public company. Stratford Holdings has advised Stratford’s board that it does not have any present plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving Stratford’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, Stratford may continue to engage Meagher to market its oil and gas properties, and a sale of some or all of such properties may occur if an offer acceptable to Stratford and Stratford Holdings is received. Further, it is expected that following the merger, Stratford’s management will continuously evaluate and review Stratford’s business and operations and may develop new plans and proposals that it considers appropriate to maximize the value of Stratford. Stratford Holdings has expressly reserved the right to make any changes deemed appropriate in light of its evaluation and review or in light of future developments.

A benefit of the merger to Stratford Holdings is that Stratford’s future earnings and growth will be solely for its benefit and not for the benefit of Stratford’s current shareholders. The detriment of the merger to Stratford Holdings and its shareholders is the lack of liquidity for Stratford Holdings’ capital stock following the merger, the risk that Stratford will decrease in value following the merger, and the payment by Stratford of approximately $146,247 in transaction costs and estimated fees and expenses related to the merger. See “SPECIAL FACTORS — Merger Financing” and “— Estimated Fees and Expenses of the Merger.”

The benefit of the merger to Stratford’s shareholders (other than JDMD) is the right to receive $0.80 per share for their shares of Stratford’s common stock. The detriments are that Stratford’s shareholders, other than Stratford Holdings, will cease to participate in Stratford’s future earnings and growth, if any, and that the receipt of the payment for their shares will be a taxable transaction for federal income tax purposes. See “SPECIAL FACTORS — Federal Income Tax Consequences.”

Interests of Certain Persons in the Merger

In considering the board of directors’ recommendation that you vote in favor of the merger, you should be aware that certain of Stratford’s directors and executive officers have interests in the merger that are different from your interests as a shareholder, including the following:

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are directors of Stratford Acquisition and the merger agreement provides that the directors of Stratford Acquisition immediately prior to the effective time of the merger will comprise Stratford’s board of directors immediately after the effective time of the merger;

•
Each of Mr. Eaton and Mr. Shultz are executive officers of Stratford, and the merger agreement provides that Stratford’s current executive officers will remain executive officers of the surviving corporation following the merger;

•
Each of Mr. Colangelo, Mr. Eaton, Mr. Shultz and Mr. Jensen are beneficial owners of JDMD. After the consummation of the merger, Stratford Holdings will be wholly-owned by JDMD, and Stratford will be wholly-owned by Stratford Holdings. Accordingly, after the merger is completed, Messrs. Colangelo, Eaton, Shultz and Jensen will be the ultimate owners of Stratford;

•
Eaton Trust will receive aggregate merger consideration of $52,000 on account of its shares of Stratford common stock on the same basis as the other shareholders. Mr. Eaton, a co-trustee of Eaton Trust, is the Chief Executive Officer and a director of Stratford; and

•
Richard H. Dozer, a director of Stratford, will receive aggregate merger consideration of approximately $2,667 on account of his shares of Stratford common stock on the same basis as the other shareholders.

The board of directors was aware of these interests and considered them in making their recommendations.

Equity Ownership in Stratford; Merger Consideration to Be Received by Directors and Officers of Stratford

As of [________], 2006, the record date for the special meeting, Stratford directors and officers (excluding Messrs. Colangelo, Eaton, Shultz and Jensen, with respect to their interests in JDMD) owned 68,334 shares of Stratford common stock, or less than 1% of the outstanding shares. The aggregate amount to be paid to Stratford directors and executive officers with respect to their holdings is expected to be approximately $54,667. Of that amount, $52,000 will be paid to Eaton Trust, which directly owns 65,000 shares of Stratford’s common stock, and of which Mr. Eaton, the Chief Executive Officer and a director of Stratford, is a co-trustee, and approximately $2,667 will be paid to Richard H. Dozer, a director of Stratford, who owns 3,334 shares of Stratford’s common stock.

Shares of Stratford’s common stock held by JDMD (of which Messrs. Colangelo, Eaton, Shultz and Jensen are beneficial owners) immediately before the merger will automatically be cancelled, and no consideration will be delivered in exchange for such shares.

Equity Ownership in Stratford Holdings and the Surviving Corporation Post Transaction

At the closing of the merger, Stratford Holdings will hold 100% of the capital stock of the surviving corporation. JDMD will hold 100% of the membership interests of Stratford Holdings.

Employment with the Surviving Corporation

It is currently expected that the executive officers of Stratford will remain as executive officers of the surviving corporation following completion of the merger.

Directors of the Surviving Corporation

Pursuant to the merger agreement, Stratford’s board of directors after the effective time of the merger will consist of the directors of Stratford Acquisition immediately prior to the effective time of the merger.

Insurance and Indemnification

For a description of the indemnification and insurance of the officers, directors, employees and agents of Stratford, see “MERGER AGREEMENT — Directors’ and Officers’ Insurance and Indemnification.”

Certain Risks in the Event of Bankruptcy

If Stratford is insolvent at the effective time of the merger or becomes insolvent as a result of the merger, the transfer of funds representing the $0.80 per share price payable to shareholders upon completion of the merger may be deemed to be a “fraudulent conveyance” under applicable law and therefore may be subject to claims of creditors of Stratford. If such a claim is asserted by the creditors of Stratford following the merger, there is a risk that persons who were shareholders at the effective time of the merger will be ordered by a court to return to Stratford’s trustee in bankruptcy all or a portion of the $0.80 per share in cash they received upon the completion of the merger.

Based upon the projected capitalization of Stratford at the time of the merger and projected results of operations and cash flows following the merger, the board of directors of Stratford has no reason to believe that Stratford and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Merger Financing

The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $6,378,313. JDMD intends to finance the merger through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and other cash available to JDMD. As of the date of this proxy statement, Stratford had approximately $6,282,000 in cash and cash equivalents. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Plans for Stratford if the Merger is Not Completed

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed. It is expected that, if the merger is not completed, the current management of Stratford, under the direction of the board of directors, will continue to manage Stratford as an ongoing business and, as long as industry conditions remain positive, continue to market the oil and gas properties for sale. If a sale is consummated, the board of directors may consider liquidating Stratford. If Stratford sells its oil and gas properties and liquidates the company, it may incur additional legal and accounting costs associated with the sale and liquidation. From time to time, it is expected that Stratford will evaluate and review its business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement and the merger are not approved and adopted or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Stratford will be offered or that Stratford’s business and operations will not be adversely impacted. In addition, if the merger is not completed, depending upon the circumstances, Stratford may be required to reimburse certain expenses of JDMD. See “SPECIAL FACTORS — Estimated Fees and Expenses of the Merger.”

Estimated Fees and Expenses of the Merger

Stratford expects to incur approximately $145,667 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expenses	Estimated Amount

Legal and accounting fees and expenses	$125,000
Printing and mailing fees	$15,000
SEC filing fees	$667
Miscellaneous	$5,000
Total	$145,667

JDMD will bear its own costs and expenses in connection with the merger unless the merger is not consummated because Stratford’s board of directors withdraws its recommendation in favor of a superior third party alternative. Absent this scenario, JDMD expects to incur approximately $110,000 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expenses	Estimated Amount

Legal and accounting fees and expenses	$100,000
Miscellaneous	$10,000
Total	$110,000

Regulatory Approvals and Requirements

In connection with the merger, Stratford will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•
filing articles of merger, including a plan of merger, with the Arizona Corporation Commission in accordance with Arizona law after approval of the merger agreement and the merger by Stratford’s shareholders;

•	certain notice filings with the OTC Bulletin Board; and

•	compliance with the federal securities laws.

It is currently expected that no regulatory approvals will be required in order to complete the merger.

Federal Income Tax Consequences

Upon completion of the merger, each outstanding share of Stratford common stock (other than shares held by JDMD and shares as to which appraisal rights are properly exercised) will be converted into the right to receive $0.80 in cash, without interest.

The following discussion is a summary of the principal United States Federal income tax consequences of the merger to Stratford, JDMD and to shareholders who receive cash in exchange for Stratford’s common stock pursuant to the merger. The discussion is based on the provisions of the Internal Revenue Code, treasury regulations, judicial decisions, and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The discussion applies only to shareholders in whose hands shares of Stratford common stock are capital assets and does not address the Federal income tax consequences to Stratford shareholders in light of their particular circumstances or that may be subject to special rules (for example, dealers in securities, brokers, banks, insurance companies, tax-exempt organizations, financial institutions and shareholders that have acquired Stratford common stock as part of a straddle, hedge, conversion transaction or other integrated investment), and may not apply to shares of Stratford’s common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to shareholders who are not citizens or residents of the United States. The tax consequences to shareholders that hold Stratford’s common stock through a partnership or other pass-through entity generally will depend on the status of the shareholder and the activities of the entity. This discussion does not consider the effect of any state, local or foreign income or other tax law.

Because individual circumstances may differ, each shareholder is urged to consult his or her own tax advisor to determine the applicability of the rules discussed below to him or her and the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Stratford common stock that, for Federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity treated as a corporation for Federal income tax purposes, (c) an estate the income of which is subject to Federal income taxation regardless of its source, or (d) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the substantial decisions of the trust. A “non-U.S. holder” refers, in this discussion, to a beneficial holder of Stratford common stock that is not a “U.S. holder.”

Treatment of U.S. Holders. The receipt of cash pursuant to the merger (including any cash amounts received by shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for Federal income tax purposes, a shareholder who exchanges all its Stratford common stock for cash will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the merger and the shareholder’s adjusted tax basis in the shares of Stratford common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of Stratford common stock were held for more than one year. There are limitations on the deductibility of capital losses. Shareholders who directly or indirectly retain an interest in Stratford common stock following the merger may receive dividend treatment for the amount of cash received in the merger up to the amount of Stratford’s current or accumulated earnings and profits allocable to such cash payment. Cash amounts received by such shareholders in excess of such allocable earnings and profits will be applied against the adjusted tax basis of their remaining shares, with the remaining cash being treated as capital gain from the sale of stock.

Treatment of Non-U.S. Holders. Any gain realized by a non-U.S. holder on the receipt of cash in exchange for Stratford common stock pursuant to the merger generally will not be subject to Federal income tax unless such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year that the merger is consummated and certain other conditions are satisfied.

Backup Withholding. Payments in connection with the merger may be subject to “backup withholding” (currently at a 28% rate). Backup withholding generally applies if the shareholder fails to furnish such shareholder’s social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

Treatment of Stratford Entities. For U.S. Federal income tax purposes, no gain or loss will be recognized by Stratford, Stratford Holdings or Stratford Acquisition as a result of the merger.

Each shareholder is urged to consult its tax advisor as to the particular tax consequences to it of the receipt of cash for its Stratford common stock pursuant to the merger, including the application and effect of Federal, state, local, and foreign tax laws and possible changes in tax laws.

Anticipated Accounting Treatment of Merger

The merger will be accounted for under the purchase method of accounting, under which the total consideration paid in the merger will be allocated among Stratford’s consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Appraisal Rights

Arizona law entitles a shareholder to dissent from and obtain fair value for that shareholder’s shares in the event of the consummation of a plan of merger to which Stratford is a party, if shareholder approval is required for the merger and if the shareholder is entitled to vote on the merger. Accordingly, because shareholder approval is required to consummate the merger, shareholders who are entitled to vote on the merger have the option of exercising their statutory dissenters’ rights.

By following the specific procedures set forth in the Arizona Business Corporation Act, holders of Stratford’s common stock who are entitled to vote on the merger have a statutory right to dissent from the merger. If the merger is approved and consummated, any holder of Stratford’s common stock who properly perfects its dissenters’ rights will be entitled, upon consummation of the merger, to receive an amount in cash equal to the fair value of its shares of Stratford’s common stock rather than receiving the merger consideration set forth in the merger agreement and described elsewhere in this proxy statement. The following summary is not a complete statement of statutory dissenters’ rights of appraisal, and this summary is qualified by reference to the applicable provisions of the Arizona Business Corporation Act, which are reproduced in full in Exhibit B to this proxy statement.

A shareholder must complete each step in the precise order prescribed by the statute to perfect its dissenter’s rights of appraisal.

Any holder of Stratford common stock who desires to dissent from the merger shall (a) deliver to Stratford before the vote is taken at the special shareholders’ meeting written notice of the shareholder’s intent to demand payment for its shares if the merger is consummated, and (b) not vote its shares in favor of the adoption and approval of the merger agreement and the merger.

If the merger agreement and the merger are adopted and approved at the special meeting of shareholders, Stratford will be liable for discharging the rights of the shareholders who dissented from adopting and approving the merger agreement and the merger (“Dissenting Shareholders”). Stratford must, no later than 10 days after approval of the merger, notify the Dissenting Shareholders in writing of the location where the Dissenting Shareholders’ demand for payment must be sent. The written notice must also set a date by which Stratford must receive the payment demand (the “Notice Date”), which date shall be at least 30 but not more than 60 days after the date notice is provided to the Dissenting Shareholders. Each Dissenting Shareholder so notified must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date of the first announcement of the terms of the merger, and deposit the shareholder’s certificates representing shares of Stratford’s common stock in accordance with the terms of the notice. A Dissenting Shareholder who does not demand payment or deposit its certificates by the Notice Date is not entitled to appraisal rights and instead will be paid the merger consideration of $0.80 per share, without interest.

Upon receipt of a payment demand, Stratford shall pay each Dissenting Shareholder the amount Stratford estimates to be the fair value of the Dissenting Shareholder’s shares plus accrued interest.

A Dissenting Shareholder may notify Stratford in writing of the Dissenting Shareholder’s own estimate of the fair value of such shareholder’s shares and the amount of interest due, and either demand payment of the Dissenting Shareholder’s estimate, less any previous payment, or reject Stratford’s offer and demand payment of the fair value of the Dissenting Shareholder’s shares (and interest due) if either (a) the Dissenting Shareholder believes that the amount paid by Stratford is less than the fair value of the Dissenting Shareholder’s shares or that the interest due is incorrectly calculated, (b) Stratford fails to make payment within 60 days after the date set for demanding payment, or (c) Stratford, having failed to effectuate the exchange, does not return the Dissenting Shareholder’s deposited certificates within 60 days after the date set for demanding payment. A Dissenting Shareholder waives the right to demand payment pursuant to such shareholder’s own estimate of the fair value of his shares unless the Dissenting Shareholder notifies Stratford of such shareholder’s demand in writing within 30 days after Stratford made or offered payment for the Dissenting Shareholder’s shares.

Any shareholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in the Arizona Business Corporation Act may result in the loss of a shareholder’s statutory appraisal rights.

THE MERGER AGREEMENT

On January 31, 2006, Stratford entered into the merger agreement with Stratford Holdings, Stratford Acquisition, and JDMD (collectively, the “Buyout Parties”). The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Exhibit A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties that Stratford and the Buyout Parties made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The Merger

The merger agreement provides that, at the effective time of the merger, Stratford Acquisition will merge with and into Stratford. Upon completion of the merger, Stratford Acquisition will cease to exist and Stratford will continue as the surviving corporation and as a wholly-owned subsidiary of Stratford Holdings.

Completion of the Merger

The merger will be completed when articles of merger, including a plan of merger, are filed with the Arizona Corporation Commission, or such later time as the parties to the merger agreement agree to and specify in the merger agreement. The parties have agreed to file the plan of merger as soon as practicable after the satisfaction or waiver of the merger agreement’s closing conditions described below. The parties expect to file the plan of merger shortly after Stratford’s shareholders approve and adopt the merger agreement at the [________], 2006 special meeting of Stratford’s shareholders, assuming that all conditions to the merger have been satisfied or waived.

Articles of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation

At the effective time of the merger:

•
Stratford’s articles of incorporation as in effect immediately prior to the effective time of the merger will become the articles of incorporation of the surviving corporation, until thereafter amended in accordance with the Arizona Business Corporation Act;

•
Stratford’s bylaws as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation, until thereafter amended in accordance with the articles of incorporation and the Arizona Business Corporation Act; and

•
Stratford’s executive officers immediately prior to the effective time of the merger will continue to serve as executive officers of the surviving corporation and the directors of Stratford Acquisition at the effective time of the merger will comprise the surviving corporation’s board of directors.

Conversion of Common Stock

At the effective time of the merger:

•
Each outstanding share of Stratford’s common stock that is held by Stratford in its treasury or by any wholly-owned subsidiary of Stratford will be cancelled, and no consideration will be paid for such shares;

•	Each outstanding share of Stratford’s common stock that is held by the Buyout Parties will also be cancelled, and no consideration will be paid for such shares;

•
Every other outstanding share of Stratford common stock (other than shares that are held by dissenting shareholders who exercise and perfect their appraisal rights under Arizona law) will be converted automatically into the right to receive $0.80 in cash, without interest, less any applicable withholding taxes, as the merger consideration; and

•
Each outstanding unit of Stratford Acquisition that is held by Stratford Holdings will be converted into one share of the common stock of Stratford and, as a result, Stratford will become a wholly-owned subsidiary of Stratford Holdings.

Payment for Shares and Surrender of Stock Certificates

At the effective time of the merger, all outstanding shares of Stratford common stock will automatically be cancelled and will cease to exist and, subject to the right of a shareholder to exercise appraisal rights, all holders of certificates representing shares of Stratford common stock will cease to have any rights as shareholders other than the right to receive the merger consideration. No further transfer of any such shares may be made after the effective time of the merger.

Prior to the effective time of the merger, Stratford Holdings will enter into an agreement with an exchange agent pursuant to which the exchange agent will receive and disburse the merger consideration to Stratford’s shareholders.

As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to the record holders of Stratford common stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates in exchange for the merger consideration. Upon surrender of a Stratford stock certificate to the exchange agent, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the exchange agent or Stratford Holdings, the holder of the stock certificate will be entitled to receive the merger consideration with respect to each share of common stock that is represented by the stock certificate. Until properly surrendered to the exchange agent with a properly executed letter of transmittal, each certificate will represent only the right to receive the merger consideration relating to the certificate. No interest or dividends will be paid or will accrue on any merger consideration.

At any time following one year after the effective time of the merger, Stratford may require the exchange agent to deliver to it any funds which had been made available to the exchange agent and have not been disbursed to the holders of stock certificates, and any holder of a stock certificates who has not surrendered the stock certificate will thereafter be entitled only to look directly to Stratford for payment of the merger consideration upon surrender of the stock certificate.

If any portion of the merger consideration is to be paid to a person other than a registered holder of shares represented by a stock certificate surrendered in exchange, the surrendered stock certificate must be properly endorsed or must otherwise be in proper form for transfer, and the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the shares or establish to the satisfaction of the exchange agent that the tax has been paid or is not payable. None of Stratford, Stratford Holdings, Stratford Acquisition, JDMD or the exchange agent will be liable to any person with respect to any merger consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Dissenting Shares

Shares of Stratford’s common stock that are held by a shareholder who does not vote in favor of the approval and adoption of the merger agreement and the merger and who has delivered a written demand for appraisal of such shares in accordance with Arizona law will not be converted into the right to receive the merger consideration, unless and until the dissenting holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal and payment under Arizona law. See “SPECIAL FACTORS — Appraisal Rights” for a description of the procedures that you must follow if you desire to exercise your appraisal rights under Arizona law.

Representations and Warranties

The merger agreement contains various representations and warranties from Stratford and the Buyout Parties. The representations and warranties will terminate at the effective time of the merger and will have no further force or effect.

Stratford has made representations and warranties to the Buyout Parties that relate to the following matters, all of which are qualified to the extent of any actual knowledge of the Buyout Parties:

•
Stratford’s due organization, existence and good standing and that Stratford is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is required;

•
the due organization, existence and good standing of each of Stratford’s subsidiaries and that each of Stratford’s subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is required;

•	the absence of any violation by Stratford or any subsidiaries of their respective articles of incorporation or bylaws;

•	Stratford’s capitalization, including the number of shares of common stock that are outstanding and entitled to receive the merger consideration;

•
Stratford’s power and authority to enter into the merger agreement and perform its obligations thereunder, the proper and binding execution of the merger agreement by Stratford following receipt of approval by Stratford’s shareholders and the filing of various documents required by the Arizona Business Corporation Act;

•	the absence of any violation by Stratford of any legal requirement, charter document or contract resulting from the execution or performance of the merger agreement;

•	the absence of the necessity for consents or approvals from governmental agencies and other third parties in connection with the merger agreement and the merger;

•
the determination by Stratford’s board of directors that the merger agreement and the merger are advisable and fair to, and in the best interests of Stratford and its disinterested shareholders (those other than the Buyout Parties); and

•	the absence of brokers, finders or investment bankers who are entitled to fees or commissions in connection with the merger agreement based on arrangements made by or on behalf of Stratford.

The Buyout Parties have made representations and warranties to Stratford that relate to the following matters:

•
the due organization, existence and good standing of each of the Buyout Parties and that each of the Buyout Parties is duly qualified or licensed and in good standing to do business in each jurisdiction where such qualification or licensure is necessary;

•	the right and power of each of the Buyout Parties to enter into and perform the merger agreement and their proper and binding execution of the merger agreement;

•	the absence of the necessity for consents or approvals from governmental agencies and other third parties in connection with the merger agreement and the merger;

•	the absence of any violation by any of the Buyout Parties of any legal requirement, charter document or contract resulting from the execution or performance of the merger agreement;

•	the absence of brokers, finders or investment bankers who are entitled to fees or commissions in connection with the merger agreement based on arrangements made by or on behalf of the Buyout Parties;

•	the availability of financing sufficient to pay the costs and expenses of the merger, including the merger consideration;

•	the capitalization of Stratford Holdings and Stratford Acquisition, including the ownership of Stratford Holdings by JDMD;

•	the absence of prior activities by Stratford Holdings and Stratford Acquisition other than in connection with the merger agreement;

•
the acknowledgment that, except as set forth in the merger agreement, none of Stratford, Stratford’s subsidiaries or Stratford’s agents or representatives made any representation or warranty as to the accuracy or completeness of any information made available to the Buyout Parties and the release of liability of Stratford, Stratford’s subsidiaries and Stratford’s agents or representatives for liability in connection with such information; and

•	the absence of any knowledge on the part of the Buyout Parties with respect to any inaccuracy in the representations and warranties made by Stratford in the merger agreement.

Certain of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty would have a material adverse effect on the entity that has given the representation or warranty. A “material adverse effect” means (a) with respect to Stratford and Stratford’s subsidiaries, an effect which is materially adverse to the business, assets, results of operations or financial condition Stratford or Stratford’s subsidiaries, taken as a whole, and (b) with respect to Stratford Holdings or Stratford Acquisition, an effect which is materially adverse to the business, assets, results of operations or financial condition Stratford Holdings, Stratford Acquisition and their respective subsidiaries, taken as a whole.

Conduct of Stratford’s Business Prior to the Merger

Stratford has agreed that, during the period prior to the effective time of the merger, unless consented to in writing by Stratford Acquisition (which consent will not be unreasonably withheld), neither Stratford nor any of Stratford’s subsidiaries will:

•	conduct its business in any manner other than in the ordinary course of business consistent with past practice;

•	amend or propose to amend its articles of incorporation or bylaws;

•	authorize for issuance, issue, grant, sell, pledge, redeem or acquire for value any of its securities, including options;

•
declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or subdivide, reclassify, recapitalize, split, combine or exchange any shares of its capital stock;

•
take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures); or

•
take any action that would, or could reasonably be expected to result in, any of its representations and warranties set forth in the merger agreement being untrue or in any of the conditions to the merger set forth in the merger agreement not being satisfied.

Access and Investigation

Stratford has agreed to provide Stratford Acquisition and its representatives with reasonable access to Stratford’s and Stratford’s subsidiaries’ officers, employees, agents, properties, offices, plants, facilities, books and records, and all financial, operating and other data and information as reasonably requested.

Third Party Offers

The merger agreement permits the board of directors of Stratford, prior to receipt of shareholder approval of the merger agreement and the merger, to engage in discussions with a third party regarding a competing offer, and to disclose non-public information to a third party pursuant to a confidentiality agreement, if:

•
the board of directors of Stratford determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by Stratford, that the competing offer is a superior alternative to the merger;

•
the board of directors of Stratford determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that a failure to make inquiries or conduct discussions and negotiations with respect to the competing offer would constitute a breach of the fiduciary duties of the board;

•	Stratford gives written notice to Stratford Holdings of its intention to explore the competing offer; and

•
prior to supplying the third party with any confidential information regarding Stratford, the third party enters into a confidentiality agreement with Stratford containing terms no less restrictive than the terms set forth in the merger agreement.

Generally, Stratford’s board of directors may not withdraw, condition or qualify its recommendation relating to the merger agreement and the merger. However, the board of directors is permitted by the merger agreement to withdraw its recommendation of the merger agreement and the merger if it (a) reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the board to comply with its fiduciary duties under Arizona law; and (b) has given notice of its intention to withdraw its recommendation, and has not received an offer from Stratford Holdings within five business days which matches or exceeds the competing acquisition offer.

As described below, Stratford Acquisition can terminate the merger agreement if Stratford’s board of directors withdraws, conditions or qualifies its recommendation in accordance with the merger agreement. See “THE MERGER AGREEMENT — Amendment and Termination of the Merger Agreement.”

Directors’ and Officers’ Insurance and Indemnification

Stratford, as the surviving corporation in the merger, will indemnify, defend, and hold harmless its and its subsidiaries’ present and former officers and directors against claims arising out of such person’s service with Stratford and its subsidiaries or the merger agreement, provided that such claim relates to facts existing prior to the effective date of the merger, to the fullest extent permitted under Arizona law and Stratford’s articles of incorporation and/or bylaws and as provided in any indemnification agreements between Stratford and such indemnified persons. The obligations described in the preceding sentence will survive until the date that is six years after the effective time of the merger.

The merger agreement provides that the parties to the merger agreement will cause Stratford to maintain Stratford’s existing officers’ and directors’ liability insurance policy for a period of not less than two years after the effective date of the merger. Stratford may substitute policies of substantially similar coverage so long as such substitute does not result in gaps or lapses in coverage. If Stratford’s existing policies expire or are cancelled during this two year period, Stratford Acquisition or Stratford will use its best efforts to obtain substantially similar policies, subject to certain conditions as set forth in the merger agreement.

Public Announcements

Stratford, on the one hand, and the Buyout Parties, on the other hand, have agreed to consult with and obtain the consent of the other party (or parties) before issuing any press release or otherwise making any public statement with respect to the merger.

Notification of Certain Matters

Stratford and each of the Buyout Parties have agreed to give prompt notice to the other parties upon discovery of (a) the occurrence or non-occurrence of any event which is reasonably likely to cause any representation or warranty of such party contained in the merger agreement to be materially untrue or inaccurate, (b) any failure of a party to comply with or satisfy, or the occurrence or non-occurrence of any event which is reasonably likely to cause a failure by such party to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it under the merger agreement, (c) the occurrence of any other event which would be reasonably likely to cause any closing condition set forth in the merger agreement to be unsatisfied in any material respect at any time prior to the closing or effective time of the merger, or (d) any action, suit, proceeding, inquiry or investigation pending, or to a party’s knowledge threatened, which questions or challenges the validity of the merger agreement.

Shareholders’ Meeting

Stratford and Stratford Acquisition agreed to cooperate with each other in preparing and filing this proxy statement with the SEC, together with the Schedule 13E-3 that contains additional information regarding the merger agreement and the merger.

Stratford also agreed in the merger agreement to call, give notice of and hold a special meeting of shareholders for the purpose of adopting and approving the merger agreement and the merger. Stratford agreed to include in this proxy statement a statement to the effect that the board of directors of Stratford recommends that shareholders vote to adopt and approve the merger agreement and the merger. Except as described under “THE MERGER AGREEMENT - Third Party Offers,” Stratford has agreed not to withdraw, condition or qualify this recommendation.

Merger Financing

The merger will be financed through use of the cash reserves of Stratford, which will become available immediately upon the effectiveness of the merger, and other cash available to JDMD. Because Stratford and JDMD have sufficient funds to finance the merger, the merger is not conditioned on any third party financing arrangements. Pending the closing and subject to the conditions of closing, JDMD has deposited $250,000 on a non-refundable basis in a segregated account to cover the shortfall in anticipated funds necessary to consummate the merger over Stratford’s cash reserves.

Conditions to Completing the Merger

The obligations of each party to the merger agreement to complete the merger are subject to the satisfaction or waiver of the following conditions:

•
the merger agreement must have been adopted and approved by the affirmative vote of (a) the holders of a majority of the outstanding disinterested shares of Stratford’s common stock (those not owned, directly or indirectly, by JDMD and Eaton Trust), and (b) the holders of a majority of the outstanding shares of Stratford common stock (including those shares owned, directly or indirectly, by JDMD and Eaton Trust); and

•
the absence of a governmental order, statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which materially restricts, prevents or prohibits consummation of the merger and the other transactions contemplated by the merger agreement.

The obligations of Stratford Acquisition to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	rights to appraisal under Arizona law, if asserted at all, have been asserted by holders of no more than 5% of Stratford’s common stock;

•
Stratford’s board of directors cannot have withheld or withdrawn, or modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the merger agreement or the merger;

•
Stratford must have obtained all third party consents and made all necessary filings, except where the failure to obtain such consents or make such filings would not have a material adverse effect on Stratford and its subsidiaries, taken as a whole; and

•
there must have been no event or events that, individually or in the aggregate, will have had or would reasonably be expected to have a material adverse effect on Stratford and its subsidiaries, taken as a whole.

As a result of the conditions described above to the completion of the merger, there is no assurance that the merger will be completed even if the requisite shareholders’ approvals are obtained at the special meeting.

Amendment and Termination of the Merger Agreement

Prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Stratford’s shareholders, the merger agreement may be terminated as follows:

•	by the mutual written consent of Stratford and Stratford Acquisition;

•
by Stratford Acquisition if there has been a material breach in the context of the merger of any covenant or agreement made by Stratford in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by the Buyout Parties;

•
by Stratford if there has been a material breach in the context of the merger of any covenant or agreement made by any of the Buyout Parties in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by Stratford to Stratford Acquisition (acting as representative to the Buyout Parties);

•	by Stratford Acquisition if there has been a material adverse effect on Stratford and its subsidiaries, taken as a whole;

•
by either Stratford or Stratford Acquisition if any permanent injunction, order, decree, ruling or other action by any governmental entity preventing the consummation of the merger has become final and nonappealable;

•	by either Stratford or Stratford Acquisition if the merger has not been consummated by May 31, 2006;

•
by Stratford Acquisition if (a) Stratford’s board of directors withdraws, modifies or changes its recommendation so that it is not in favor of the merger agreement or the merger, or (b) Stratford’s shareholders have not approved of the merger agreement or the merger by May 31, 2006; or

•
by Stratford to accept a competing offer, but only if (a) Stratford notifies Stratford Acquisition in writing of its intention to do so and causes its legal counsel, any outside financial advisor engaged by Stratford and those members of Stratford’s board who are not part of the Buyout Group to afford Stratford Acquisition the opportunity to match the terms of the competing offer and to negotiate with Stratford Acquisition to make other adjustments in the terms and conditions of the merger agreement that would permit Stratford’s board of directors to recommend the merger agreement, as revised, (b) Stratford has not received from Stratford Acquisition within five business days of Stratford Acquisition’s receipt of the notice referred to above an offer that matches or exceeds the terms of the competing offer, and (c) Stratford pays to Stratford Holdings costs and expenses incurred by Stratford Holdings in connection with the merger agreement and merger, in an amount not to exceed $200,000. See “THE MERGER AGREEMENT - Fees and Expenses.”

A “competing offer” means any proposal or offer to acquire in any manner, directly or indirectly, (a) all or substantially all of the assets of Stratford and its subsidiaries, taken as a whole, or (b) a majority equity interest in, or any voting securities representing at least a majority of the voting interests of, Stratford, in each case other than the transactions contemplated by the merger agreement.

Fees and Expenses

Except as described below, all fees and expenses that are incurred in connection with the merger and the merger agreement will be paid by the party incurring the fees and expenses.

If Stratford terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement, Stratford must within two days of such termination pay to Stratford Holdings all fees and expenses incurred by Stratford Holdings in connection with the merger agreement and the merger, in an amount not to exceed $200,000.

Governing Law and Enforcement

The merger agreement provides that it is governed by the laws of the State of Arizona, without regard to Arizona’s conflict of laws rules.

The merger agreement provides that irreparable damage would occur in the event of a breach of any provision of the merger agreement, and that the non-breaching parties are entitled to an injunction or injunctions and to specifically enforce the merger agreement in addition to other available legal and equitable remedies.

RECENT TRANSACTIONS

There have been no transactions in the common stock of Stratford effected during the last 60 days by Stratford or any executive officer, director, affiliate or subsidiary of Stratford.  However, on November 7, 2005, JDMD purchased 467,774 shares of Stratford’s common stock from Alan R. Mishkin, for $350,830.50, or $0.75 per share, in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of [________], 2006, with respect to the number of shares of Stratford’s common stock beneficially owned by individual directors and officers, by all directors and officers of Stratford as a group, and by persons known to Stratford to own more than 5% of Stratford’s common stock. Unless otherwise indicated below, to Stratford’s knowledge, all persons below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. This information is based upon Stratford’s records and the persons’ filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

JDMD Investments, L.L.C.(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	3,287,298	29.7%
The DRD 97 Trust(3) 2200 E. River Road, Suite 105 Tucson, Arizona 85718	2,551,189	23.0%
Bulgheroni SPA Via Buccan 33 21056 Induno Olona (VA) Italy	1,396,700	12.6%
David H. Eaton(2) (4) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	886,824.5	8.0%
DCE Investments, LLC(2) (5) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Gerald J. Colangelo(2) 201 E. Jefferson Street Phoenix, Arizona 85004	821,824.5	7.4%
KBKM Real Estate, LLC(2)(5) 201 E. Jefferson Street Phoenix, Arizona 85004	821,824.5	7.4%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Mel L. Shultz(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Mel L. Shultz and Beth Jane Shultz Revocable Trust(2) 2400 E. Arizona Biltmore Circle Phoenix, Arizona 85016	821,824.5	7.4%
Dale M. Jensen(2) 4021 E. Lamar Road Paradise Valley, Arizona 85253	821,824.5	7.4%
Richard H. Dozer 401 E. Jefferson Street Phoenix, Arizona 85004	3,334	*
Mitchell S. Vance 26 Burning Tree Road Newport Beach, California 92660	0	0%
All directors, director nominees and officers as a group (6 persons)	3,355,632	30.3%
_____________

*	Less than 1%.

(1)	Percentage of ownership is based on 11,078,105 shares of common stock outstanding as of [______], 2006.

(2)
Mr. Jensen, the Mel L. Shultz and Beth Jane Shultz Revocable Trust, DCE Investments, LLC and KBKM Real Estate, LLC each own a 25% interest in JDMD. Messrs. Jensen, Shultz, Colangelo and Eaton, the managers of JDMD, share voting and investment power with respect to the shares held by JDMD. Accordingly, the number of shares reported for each of Messrs. Colangelo, Eaton, Jensen and Shultz, the Shultz Revocable Trust, DCE Investments, LLC and KBKM Real Estate, LLC represents 25% of the number of shares owned by JDMD.

(3)	All 2,551,189 shares of common stock are owned by DRD Trust. As trustees of DRD Trust, Donald R. Diamond and Joan B. Diamond have the power to vote, dispose or direct the shares owned by DRD Trust.

(4)	Includes 65,000 shares of common stock issued to Eaton Trust, David H. Eaton and Carol E. Eaton as trustees, in exchange for shares of SA Oil and Gas Corporation previously owned.

(5)	On October 31, 2005, Gerald Colangelo and Eaton Trust transferred their 25% interest in JDMD to KBKM Real Estate, LLC and DCE Investments, LLC, respectively.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of shareholders of Stratford. However, if the merger is not completed, Stratford’s shareholders will continue to be entitled to attend and participate in Stratford shareholders’ meetings. If the merger is not completed, Stratford will inform its shareholders, by press release or other means determined reasonable by Stratford, of the date by which shareholder proposals must be received by Stratford for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

Stratford files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a “going private” transaction, Stratford has filed a Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Stratford. Each exhibit to this proxy statement and the Schedule 13E-3, and the other documentation relating to the merger and the merger agreement, will be made available for inspection and copying at Stratford’s principal office during regular business hours by any Stratford shareholder or a representative of any shareholder as so designated in writing. Copies of these documents are also available without charge and without exhibits (unless the exhibits are specifically incorporated by reference into this proxy statement), to any person to whom this proxy is delivered upon written request or telephonic request directed to Stratford at 2400 East Arizona Biltmore Circle, Building 2, Suite 1270, Phoenix, Arizona 85016 or at (602) 956-7809. Any requested documents will be sent by first class mail or other equally prompt means within one business day of our receipt of such request.

Stratford shareholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by Stratford at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Stratford’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov.

The SEC allows Stratford to “incorporate by reference” information into this proxy statement. This means that Stratford can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that Stratford files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Stratford later files with the SEC may update and supersede the information in this proxy statement. Stratford incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. Stratford also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 31, 2005;

•	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed on May 16, 2005;

•	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, filed on August 15, 2005;

•	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, filed on November 14, 2005; and

•	Current Report on Form 8-K filed on February 1, 2006.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Stratford since the date of this proxy statement or that the information herein is correct as of any later date.

Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Stratford has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [________], 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date.

Exhibit A

AGREEMENT AND PLAN OF MERGER

by and among

STRATFORD AMERICAN CORPORATION,

STRATFORD HOLDINGS, L.L.C.,

STRATFORD ACQUISITION, L.L.C.,

and

JDMD INVESTMENTS, L.L.C.,

dated as of

January 31, 2006

A-i

(continued)

A-ii

(continued)

		Page

Section 9.06	Entire Agreement	23
Section 9.07	Assignment	23
Section 9.08	Parties in Interest	24
Section 9.09	Governing Law	24
Section 9.10	Submission to Jurisdiction; Waivers	24
Section 9.11	Enforcement of this Agreement	24
Section 9.12	Counterparts	24

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated as of January 31, 2006 (this “Agreement”), by and among STRATFORD AMERICAN CORPORATION, an Arizona corporation (the “Company”), JDMD INVESTMENTS, L.L.C., an Arizona limited liability company (“JDMD”), STRATFORD HOLDINGS, L.L.C., an Arizona limited liability company (“Stratford Holdings”), and STRATFORD ACQUISITION, L.L.C., an Arizona limited liability company and a wholly-owned subsidiary of Stratford Holdings (“Stratford Acquisition” and together with JDMD and Stratford Holdings, the “Buyout Parties” and each a “Buyout Party”).

W I T N E S S E T H:

WHEREAS, the Company is no longer actively engaged in any significant operating activities and manages a small portfolio of working interests in oil and gas properties (the “Assets”);

WHEREAS, there is only sporadic trading in the Company’s common stock, $0.01 par value (the “Common Stock”);

WHEREAS, on November 8, 2004, the Board of Directors (the “Board”) of the Company engaged Meagher Oil & Gas Properties, Inc. (“Meagher”) to market for sale the Company’s Assets;

WHEREAS, as of the date hereof, Meagher has not identified any third parties willing to purchase the Assets for a price that the Board considers to be fair to the Company and its shareholders from a financial point of view;

WHEREAS, the Company is faced with the impending regulatory burden of complying with certain internal control provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (“SOX”);

WHEREAS, the Company anticipates that compliance with SOX will consume a substantial portion of the Company’s cash resources;

WHEREAS, the Company desires to terminate the Company’s financial and other reporting obligations under the federal securities laws in order to reduce costs directly related to such reporting obligations, including without limitation accounting, legal and other expenses;

WHEREAS, Gerald Colangelo, a director of the Company, Eaton Family Trust (“Eaton Trust”), of which David Eaton, the Chief Executive Officer and a director of the Company, is a co-trustee, Shultz Family Trust, of which Mel Shultz, the President and a director of the Company, is a trustee, and Dale Jensen, a director of the Company, are all the members of JDMD Investments, L.L.C. (“JDMD”);

WHEREAS, JDMD beneficially owns 3,287,298 shares, or 29.7%, of the Company’s Common Stock outstanding on the date of this Agreement (the shareholders of the Company other than the members of the Buyout Group are referred to herein as the “Disinterested Shareholders”);

WHEREAS, based on various analyses, the Buyout Parties believe that the fair market value of the Company is approximately $0.80 per share of Common Stock;

WHEREAS, the Buyout Parties are willing, upon the terms and subject to the conditions of this Agreement, to take the Company private by merging Stratford Acquisition with and into the Company, with the Company being the surviving corporation, and paying to the shareholders of the Company (other than the Buyout Parties and shareholders who properly exercise dissenters’ rights) cash consideration of $0.80 per share of Common Stock (the “Merger”);

WHEREAS, pursuant to the terms of this Agreement, the Buyout Parties are willing to allow approval of this Agreement and the Merger to be conditioned upon the affirmative vote of a majority in interest of the Disinterested Shareholders;

WHEREAS, pursuant to the terms of this Agreement, the Company and the Board will have the right to consider competing third party offers and to terminate the Merger and pursue any such competing offer, without incurring a termination fee, if the Board determines in good faith that the competing offer is a superior alternative to the Merger;

WHEREAS, the Board has unanimously (i) determined that it would be advisable and fair to, and in the best interests of, the Company and its shareholders (other than the members of the Buyout Group) to consummate the Merger upon the terms and subject to the conditions of this Agreement and in accordance with the Arizona Business Corporation Act (Arizona Revised Statutes §§ 10-120, et al.), as amended (the “ABCA”), (ii) approved and declared advisable the Merger and this Agreement, and (iii) resolved to recommend that the Company’s shareholders approve the Merger and adopt this Agreement if submitted for their approval; and

WHEREAS, the respective members of Stratford Holdings and Stratford Acquisition have approved the Merger and adopted this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ABCA, at the Effective Time (as defined in Section 1.02), Stratford Acquisition shall be merged with and into the Company. Following the Merger, the separate existence of Stratford Acquisition shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). Stratford Acquisition may, upon notice to the Company, modify the structure of the Merger if Stratford Acquisition determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structural modification; provided, however, that no such amendment shall have an adverse effect upon the shareholders of the Company (other than the members of the Buyout Group).

Section 1.02 Effective Time; Closing. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, the parties hereto shall cause the Merger to be consummated by filing a plan of merger and articles of merger (collectively, the “Plan of Merger”), with the Arizona Corporation Commission (“ACC”) and by making any related filings required under the ABCA in connection with the Merger. The Merger shall become effective at such time as the Plan of Merger is duly filed with the ACC or at such later time as is agreed to by the parties hereto and as is specified in the Plan of Merger (the “Effective Time”). Immediately prior to the filing of the Plan of Merger, a closing (the “Closing”) will be held at the offices of Snell & Wilmer L.L.P., located at One Arizona Center, Phoenix, Arizona, 85004 (or such other place as the parties hereto may agree).

Section 1.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the ABCA (including, without limitation, Section 10-1106 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises, of a public as well as a private nature, of the Company and Stratford Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Stratford Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.04 Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation (the “Surviving Articles”) until thereafter amended in accordance with the ABCA.

Section 1.05 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the Surviving Articles and the ABCA.

Section 1.06 Directors and Officers. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Stratford Acquisition at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or the holders of any of the following securities:

(a) Each share of the Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 2.01(b) and any Dissenting Shares (as defined in Section 2.03(a))) shall be converted into the right to receive $0.80 in cash, without interest (the “Merger Consideration”). At the Effective

Time, each share of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares) shall thereafter represent only the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.02, an amount in cash per share equal to the Merger Consideration. The holders of such certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided herein or by law.

(b) Each share of capital stock of the Company (i) held in the treasury of the Company or by any wholly-owned subsidiary of the Company or (ii) owned by members of the Buyout Group (except for Eaton Trust) shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Each unit of Stratford Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.02 Exchange of Certificates and Cash.

(a) Exchange Agent. On or before the Closing Date, Stratford Holdings shall enter into an agreement providing for the matters set forth in this Section 2.02 (the “Exchange Agent Agreement”) with a bank or trust company selected by Stratford Holdings and reasonably acceptable to the Company (the “Exchange Agent”), authorizing such Exchange Agent to act as Exchange Agent in connection with the Merger. At or promptly following the Effective Time, the Buyout Parties shall deposit, or shall cause to be deposited, with or for the account of the Exchange Agent, for the benefit of the holders of shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)), an amount in cash equal to the Merger Consideration payable pursuant to Section 2.01(a) (such funds are hereafter referred to as the “Exchange Fund”).

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Stratford Holdings will instruct the Exchange Agent to mail to each holder of record (other than members of the Buyout Group) of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)) (the “Certificates”), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Stratford Holdings may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Stratford Holdings, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the “Transmittal Documents”), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this ARTICLE II to the transferee of such shares if the Certificate evidencing such shares of Common Stock is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. The signature on the Certificate or any related stock power must be properly guaranteed and the Person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on such Merger Consideration. Until surrendered in accordance with this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of Common Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this ARTICLE II. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the Surviving Corporation.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Common Stock for one year following the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Common Stock who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration.

(d) No Liability. None of the Buyout Parties, the Surviving Corporation or the Company shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against the Buyout Parties or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

(g) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be exchanged for the Merger Consideration pursuant to the terms hereof.

Section 2.03 Dissenting Shares.

(a) Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders (i) who shall not have voted in favor of adoption of this Agreement and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Arizona Revised Statutes Sections 10-1301, et seq. (“Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration unless such shareholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such shareholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of the ABCA. If, after the Effective Time, any such shareholder fails to perfect, withdraws or loses its right to appraisal, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Common Stock in the manner set forth in Section 2.02.

(b) The Company shall give Stratford Holdings prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by the Company and relating thereto. Stratford Holdings shall direct all negotiations and proceedings with respect to demands for appraisal under the ABCA. The Company shall not, except with the prior written consent of Stratford Holdings, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyout Parties that:

Section 3.01 Organization and Qualifications; Subsidiaries. The Company and each significant subsidiary of the Company (a “Company Subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the

 “Exchange Act”), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing and in good standing or to have such governmental approvals would not have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

Section 3.02 Articles of Incorporation and Bylaws. The Buyout Parties have been given access by the Company to a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to the date hereof, of the Company and each Company Subsidiary. Such Articles of Incorporation and Bylaws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws.

Section 3.03 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). As of January 31, 2006, (a) 11,078,105 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable; (b) no shares of Preferred Stock were issued and outstanding and no action had been taken by the Board of Directors of the Company with respect to the designation of the rights and preferences of any series of Preferred Stock; (c) 1,967 shares of Common Stock and no shares of Preferred Stock were held in the treasury of the Company; (d) no Company Subsidiary owns any shares of the Company’s capital stock; and (e) there are no securities of any Company Subsidiary outstanding which are convertible into or exercisable or exchangeable for capital stock of the Company. Except as set forth above, no shares of capital stock or other voting securities of the Company have been issued, are reserved for issuance or are outstanding.

Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the “Company Requisite Vote”), and the filing and publication of appropriate merger documents as required by, and in accordance with, the ABCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyout Parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Company’s Articles of Incorporation, as amended to the date hereof, or its Bylaws, or the Articles of Incorporation or Bylaws of any Company Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to receipt of the consents listed on Schedule 3.05 hereto, result in any breach of or constitute a default (or an event which, with notice, lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of the Company or any Company Subsidiary or any of their properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a “Governmental Entity”), except (i) for (A) any applicable requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) and state takeover laws, (B) the filing and publication of appropriate merger and similar documents as required by the ABCA, and (C) filings under the rules and regulations of the OTC Bulletin Board, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.06 Board Approval. The Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Merger would be advisable and fair to, and in the best interests of, the Company’s shareholders (other than members of the Buyout Group); (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation the Merger; and (iii) resolved to recommend that the Company’s shareholders approve the Merger and adopt this Agreement if submitted for their approval.

Section 3.07 Brokers. No broker, finder or investment banker, including, without limitation, Meagher, is entitled to any brokerage, finder’s or other fee or in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company; provided, that Meagher will be entitled to a commission if the Assets are sold.

Each of the representations and warranties in this ARTICLE III is qualified by and shall be deemed to disclose in qualification thereof, any facts, circumstances, conditions or events actually known to or by the Buyout Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYOUT PARTIES

Each of the Buyout Parties jointly and severally, hereby makes to the Company the representations and warranties set forth below:

Section 4.01 Organization and Qualification. Each of the Buyout Parties is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Stratford Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Stratford Holdings and Stratford Acquisition and their respective subsidiaries, taken as a whole (“Acquiror Material Adverse Effect”).

Section 4.02 Authority Relative to This Agreement. Each of the Buyout Parties has all necessary power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Buyout Parties and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by the respective members, managers or trustees, as applicable, of each such Buyout Party and no other proceedings on the part of any of them are necessary to authorize this Agreement or to consummate such transactions (other than the filing and publication of appropriate merger documents as required by the ABCA). This Agreement has been duly and validly executed and delivered by each of the Buyout Parties and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of the Buyout Parties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 4.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of the Buyout Parties do not, and the consummation of Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the governing documents of any of the Buyout Parties, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any of the Buyout Parties or by which any of their respective properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any properties or assets of any of the Buyout Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which any of the Buyout Parties is a party or by which any of the Buyout Parties or any of their properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent any of the Buyout Parties from performing its obligations under this Agreement in any material respect, and (B) in the case of Stratford Holdings and Stratford Acquisition, would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of the Buyout Parties do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Buyout Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act, the Securities Act and state takeover laws, and (B) the filing and publication of appropriate merger and similar documents as required by the ABCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent any of the Buyout Parties from performing their respective obligations under this Agreement in any material respect, or (y) in the case Stratford Holdings and Stratford Acquisition would not, individually or in the aggregate, have an Acquiror Material Adverse Effect.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the members of the Buyout Group.

Section 4.05 Capitalization of Stratford Acquisition. As of the date hereof, 1,000 voting units of Stratford Acquisition were issued and outstanding, all of which units are owned by JDMD.

Section 4.06 No Prior Activities. Except for the obligations incurred in connection with their incorporation or organization or the negotiation and consummation of the transactions contemplated by this Agreement, each of Stratford Holdings and Stratford Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

Section 4.07 Investigation by Stratford Acquisition. Stratford Acquisition:

(a) acknowledges that, except as set forth in this Agreement, none of the Company, any Company Subsidiary or any of their respective directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to members of the Buyout Group or their agents, representatives or financing sources prior to the execution of this Agreement; and

(b) agrees that, to the fullest extent permitted by law except as provided by this Agreement, none of the Company, any Company Subsidiary or any of their respective directors, officers, employees, shareholders, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Stratford Acquisition on any basis (including without limitation in contract, tort or otherwise) based upon any information provided or made available, or statement made to members of the Buyout Group prior to the execution of this Agreement.

Section 4.08 No Conflicting Knowledge. Each of the Buyout Parties has reviewed the representations and warranties of the Company set forth in ARTICLE II hereof and to their actual knowledge such representations and warranties are true and correct in all material respects.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Stratford Acquisition shall have consented (which consent shall not be unreasonably withheld), neither the Company nor any Company Subsidiary shall (except to the extent permitted or otherwise contemplated by this Agreement):

(a) conduct its business in any manner other than in the ordinary course of business consistent with past practice;

(b) amend or propose to amend its Articles of Incorporation or Bylaws;

(c) authorize for issuance, issue, grant, sell, pledge, redeem or acquire for value any of its or their securities, including options, warrants, commitments, stock appreciation rights, subscriptions, rights to purchase or otherwise (other than the issuance of equity securities upon the exercise of options or warrants outstanding as of the date of this Agreement and in accordance with the terms of such options or warrants in effect on the date of this Agreement);

(d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock or other equity interests, or subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

(e) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures);

(f) take any action that would, or could reasonably be expected to result in, any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied; or

(g) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 5.02 Access to Information; Confidentiality. From the date hereof to the Effective Time, the Company shall (and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and each of the Company Subsidiaries to) afford the officers, employees and agents of Stratford Acquisition (the “Stratford Acquisition Representatives”) reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Stratford Acquisition Representatives with all financial, operating and other data and information as may from time to time be reasonably requested. All information provided herein or prior hereto in connection with the transaction contemplated hereby, to the extent not already publicly available at the time such information was provided or subsequently made publicly available through actions taken by or on behalf of the Company, shall be held in confidence and used only to evaluate the transaction described herein and for no other purpose. Each of the Buyout Parties agrees that it shall not disclose the information to any other Person except those who have an actual need to know the information for the purpose of evaluating the transaction contemplated hereby, who are informed of the confidential nature of the information and who agree to be bound by this Section 5.02 (“Permitted Recipients”). Each of the Buyout Parties shall be responsible for any breach of any provision of this Section 5.02 by its Permitted Recipients. Each of the Buyout Parties acknowledges and agrees that any breach or threatened breach of the terms of this Section 5.02 regarding the treatment of confidential information may result in irreparable damage to the Company for which there may be no adequate remedy at law. Therefore, each of them agrees that in the event of any breach of this Section 5.02, the Company shall be entitled, in addition to any other rights and remedies available to it, to specific enforcement of the terms of this Section 5.02 and/or injunctive relief requiring the immediate return of all such information.

Section 5.03 Third Party Offers

(a) The Company shall advise Stratford Holdings orally and in writing within twenty-four (24) hours of (i) any Competing Offer (as defined in Section 9.03(d)) or any inquiry with respect to or which would reasonably be expected to lead to a potential Competing Offer that is received by or communicated to any officer or director of the Company or, to the knowledge of the Company, any financial advisor, attorney or other advisor or representative of the Company, (ii) the material terms of such Competing Offer or inquiry (including a copy of any written offer) and (iii) the identity of the Person making any such Competing Offer or inquiry. The Company will keep Stratford Holdings informed of the status of such Competing Offer or inquiry (including, without limitation, notifying Stratford Holdings orally and in writing of any material change to the terms of such Competing Offer or inquiry and providing copies of any revised written proposal within twenty-four (24) hours of the receipt thereof by the Company).

(b) In the event that the Company receives from any Person a Competing Offer after the date of this Agreement and prior to the receipt of the Requisite Approval (as defined in Section 7.01(a)) and the Company Requisite Vote (as defined in Section 3.04) and the Board determines in good faith (after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by the Company) that any such Competing Offer is a superior alternative to the Merger, (i) the Company may make such inquiries or conduct such discussions and negotiations with respect to the Competing Offer that the Board reasonably determines in good faith (after consultation with and taking into account the advice of its outside legal counsel) would constitute a breach of the fiduciary duties of the Company’s Board to its shareholders under the ABCA if such actions are not taken and (ii) after giving Stratford Holdings written notice of its intention to do so, the Company may provide confidential information concerning the Company to the Person making the Competing Offer, but only if, prior to such inquiries, discussions, negotiations and/or provision of information, the Person making such Competing Offer shall have entered into a confidentiality agreement containing terms no less restrictive than the terms set forth in Section 5.02 above; provided, that such confidentiality agreement shall provide that the disclosure to Stratford Holdings of the terms and conditions of such Competing Offer pursuant to Section 5.03(a) above, including the identity of the Person making such Competing Offer and any material changes thereto, shall not be prohibited by such agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the Board may withdraw its recommendation of this Agreement and the Merger if it reasonably determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that such action is necessary in order for the Board to comply with its fiduciary duties to the Company’s shareholders under the ABCA; provided that the Board may not withdraw its recommendation at any time after the Board has made the determination under Section 5.03(b) unless the Company (i) has given written notice to Stratford Holdings of the Board’s intention to withdraw its recommendation and (ii) has not received an offer from Stratford Holdings within five Business Days of Stratford Holdings’ receipt of notice of the type described in Section 8.01(h).

(d) Nothing contained in this Agreement shall prohibit the Company from making any disclosure to the Company’s shareholders if, in the good faith judgment of the Board (after consultation with and taking into account the advice of its outside legal counsel), such disclosure is necessary for the Board to comply with either the Exchange Act or the Securities Act or the rules and regulations promulgated thereunder or the Board’s fiduciary duties under the ABCA or other applicable law.

Section 5.04 Directors’ and Officers’ Insurance and Indemnification.

(a) From and after the consummation of the Merger, the parties shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director (the “Indemnified Party”) of the Company or its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, and amounts paid in settlement, with the written approval of the Surviving Corporation (which approval shall not be unreasonably withheld), in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a “Claim”) to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any subsidiary or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Arizona law or the Company’s Articles of Incorporation, Bylaws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim, then from and after consummation of the Merger, the parties shall cause the Surviving Corporation to periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final, non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

(b) In addition to the foregoing, from and after the consummation of the Merger, Stratford Acquisition and the Company agree that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Parties as provided in the Company’s Articles of Incorporation and Bylaws or indemnification agreements as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the ABCA; provided that in the event any Claim or Claims are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the ABCA, the Company’s Articles of Incorporation or Bylaws or such indemnification agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Surviving Corporation; and, provided further, that nothing in this Section 5.04 shall impair any rights or obligations of any present or former directors or officers of the Company.

(c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.04, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.04, and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

(d) The parties shall cause the Surviving Corporation to maintain the Company’s existing officers’ and directors’ liability insurance policy (“D&O Insurance”) for a period of not less than two years after the Effective Date; provided that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses in coverage; provided further, if the existing D&O Insurance expires or is cancelled during such period, Stratford Acquisition or the Surviving Corporation will use its best efforts to obtain substantially similar D&O Insurance; provided, however, that if the aggregate annual premiums for such D&O Insurance (or successor insurance policy) at any time during such period exceed 200% of the per annum rate of premiums currently paid by the Company for such insurance on the date of this Agreement, then the parties will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate.

(e) This Section 5.04 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its respective successors and assigns and shall survive the Merger.

Section 5.05 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the Merger and the other transactions contemplated hereby, including, without limitation, using its reasonable best efforts to (i) ensure that the conditions set forth ARTICLE VII hereof are satisfied and (ii) obtain all licenses, permits, waivers, orders, consents, approvals, authorizations, and qualifications of Governmental Entities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby.

Section 5.06 Public Announcements. The Buyout Parties and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party or parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of any other party, issue such press release or make such public statement as may be required by law, regulation or any listing agreement or arrangement to which the Company or Stratford Acquisition is a party with a national securities exchange or the OTC Bulletin Board if it has used all reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner.

Section 5.07 Notification of Certain Matters. The Company shall give prompt notice to the Buyout Parties, and the Buyout Parties shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event known to a party, the occurrence or non-occurrence of which is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate; (ii) any failure of the Company or the Buyout Parties, as the case may be, to comply with or satisfy, or the occurrence or non-occurrence of any event known to a party, the occurrence or non-occurrence of which is reasonably likely to cause the failure by such party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) the occurrence of any other event known to a party which would be reasonably likely to cause any condition set forth in ARTICLE VII to be unsatisfied in any material respect at any time prior to the closing of the Merger or the Effective Time, as the case may be; or (iv) any action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened which questions or challenges the validity of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.08 Anti-takeover Statutes. To the extent that Chapter 23 of Title 10 of the Arizona Revised Statutes, Corporate Takeovers, applies in whole or in part to the Merger, each of the Company and Stratford Acquisition shall use their reasonable best efforts to comply with the requirements of such Chapter in a manner that would allow the Merger to be consummated as provided in this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Shareholder Approval Required. If required by applicable law in order to consummate the Merger:

(a) The Company (acting through the Board in accordance with its Articles of Incorporation and Bylaws) shall take all action necessary to seek approval of the Merger and adoption of this Agreement at a duly called and noticed meeting of the shareholders of the Company, which meeting shall be held as promptly as practicable following the preparation of the Proxy Statement (as defined in Section 6.01(b)); provided, however, that the Board shall not be required to call or hold a shareholder meeting if the Board determines to terminate this Agreement on account of a Competing Offer that was not matched by the Buyout Group pursuant to Section 8.01(h). Upon receipt of the Requisite Approval (as defined in Section 7.01(a)), the Buyout Parties shall, and shall cause each member of the Buyout Group to, vote for, with respect to all shares of Common Stock owned by it, the adoption of this Agreement.

(b) (i) Stratford Acquisition and the Company shall cooperate in preparing, and the Company shall cause to be filed with the Securities and Exchange Commission (the “SEC”), a transaction statement as required by Rule 13e-3 of the Exchange Act (together with any amendments thereof or supplements thereto, the “Transaction Statement”) and a proxy statement that meets the requirements of the Exchange Act and the regulations promulgated thereunder (together with any amendments thereof or supplements thereto, the “Proxy Statement”) to seek the approval and adoption of this Agreement by the shareholders of the Company. Each of Stratford Acquisition and the Company shall furnish all information as the other parties may reasonably request in connection with such actions and the preparation of the Proxy Statement and the Transaction Statement.

Section 6.02 Covenants Relating To Proxy Statement. If a Proxy Statement is required pursuant to Section 6.01 hereof:

(a) The Proxy Statement shall include the recommendations of the Board to the shareholders of the Company to vote in favor of the adoption of this Agreement. The Board not shall amend, modify, withdraw, condition or qualify its recommendation relating to this Agreement and the transactions contemplated hereby in a manner adverse to Stratford Acquisition or take any action or make any statement inconsistent with such recommendation; provided, however, that subject to Section 5.03, the Board may amend, modify, withdraw, condition or qualify its recommendation if, based on the advice of outside counsel, the Board concludes that the failure to take such action would result in a breach of fiduciary duties under applicable law.

(b) No amendment or supplement to the Proxy Statement will be made by the Company or Stratford Acquisition without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of the Company and Stratford Acquisition will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(c) The information supplied by the Company for inclusion in the Proxy Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Proxy Statement is filed with the SEC and distributed to shareholders of the Company or at the time of the meeting of the Company’s shareholders contemplated by Section 6.01(a), contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company that, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Stratford Acquisition thereof. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d) The information supplied in writing by the Buyout Parties for inclusion in the Proxy Statement or any other documents to be filed with the SEC in connection with the Merger shall not, at the time the Proxy Statement is filed with the SEC and distributed to shareholders of the Company or at the time of the meeting of the Company’s shareholders contemplated by Section 6.01(a), contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the

Effective Time, any event or circumstance relating to a Buyout Party, or its respective officers, directors, members or managers, should be discovered by such Buyout Party that, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Information Statement, such Buyout Party shall promptly inform the Company thereof. All documents that the Buyout Parties are responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

ARTICLE VII

CLOSING CONDITIONS

Section 7.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Shareholder Approval. The Company Requisite Vote shall have been obtained, and the holders of a majority of the number of shares of Common Stock outstanding as of the date of this Agreement (excluding shares held by the members of the Buyout Group) shall have voted in favor of the Merger (the foregoing approval by the disinterested shareholders is referred to herein as the “Requisite Approval”).

(b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

Section 7.02 Additional Conditions to Obligations of Stratford Acquisition. The obligation of Stratford Acquisition to effect the Merger is also subject to satisfaction or waiver of the following conditions:

(a) Dissenting Shares. On the Closing Date, Dissenting Shares shall aggregate no more than five percent (5%) of the then outstanding shares of Common Stock.

(b) Board Recommendation and Approval. The Board shall not have withheld or withdrawn and shall not have modified or amended in a manner adverse to Stratford Acquisition, the approval, adoption or recommendation of the Merger or this Agreement.

(c) Required Consents. The Company shall have procured all of the third party consents and made all of the filings specified in Schedule 3.05, except where the failure to obtain such consents or make such filings would not have a Company Material Adverse Effect.

(d) Company Material Adverse Effect. Since the date of this Agreement there shall not have been any state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of the Company:

(a) by mutual consent of the Company (acting through the Board) and Stratford Acquisition;

(b) by Stratford Acquisition if there has been a material breach in the context of the transaction of any covenant or agreement made by the Company in this Agreement, and such breach is not curable or, if curable, is not cured within 15 days after written notice thereof is given by the Buyout Parties to the Company;

(c) by the Company if there has been a material breach in the context of the transaction of any covenant or agreement made by any of the Buyout Parties in this Agreement, and such breach is not curable or, if curable, is not cured within 15 days after written notice thereof is given by the Company to Stratford Acquisition (acting as representative to the Buyout Parties);

(d) by Stratford Acquisition if there has been a Company Material Adverse Effect;

(e) by either Stratford Acquisition or the Company, if any permanent injunction, order, decree, ruling or other action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

(f) by either Stratford Acquisition or the Company, if the Merger shall not have been consummated before May 31, 2006 (provided that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

(g) by Stratford Acquisition if: (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing; or (ii) either the Company Requisite Vote or Requisite Approval required pursuant to Section 7.01(a) shall not have been obtained by May 31, 2006; and

(h) by the Company to accept a Competing Offer, but only if (i) the Company promptly notifies Stratford Acquisition in writing of its intention to do so (which notice shall contain all material terms and conditions of such Competing Offer) and causes its legal counsel, any outside financial advisor engaged by the Company, and those members of the Company’s Board who are not part of the Buyout Group, to afford Stratford Acquisition the opportunity to match the terms of the Competing Offer and to negotiate with Stratford Acquisition to make other adjustments in the terms and conditions of this Agreement that would permit the Company’s Board to recommend this Agreement, as revised, (ii) the Company has not received from Stratford Acquisition, within five Business Days of Stratford Acquisition’s receipt of the notice referred to in this Section 8.1(h), an offer that the members of the Company’s Board who are not part of the Buyout Group determine in good faith (after consultation with and taking into account the advice of the Company’s outside legal counsel and any outside financial advisors engaged by the Company), matches or exceeds such Competing Offer or is otherwise sufficient to permit the Board to continue to recommend this Agreement, as amended by such offer from Stratford Acquisition, and the Merger, rather than the Competing Offer (for purposes of such determination, if the consideration offered in a Competing Offer is other than cash, Stratford Acquisition shall be deemed to have “matched” such Competing Offer if the aggregate consideration offered by Stratford Acquisition has a value that is not less than the value of the consideration offered in the Competing Offer, as determined in good faith by those members of the Company’s Board who are not part of the Buyout Group, after consultation with and taking into account the advice of the Company’s outside legal counsel and any outside financial advisor engaged by the Company), which right to match any Competing Offer shall apply equally with respect to any subsequent increase or other revision of the terms of any Competing Offer, and (iii) the Company pays to Stratford Holdings the Termination Expenses as set forth in Section 8.05(b) below concurrent with the termination of this Agreement.

The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

Section 8.02 Effect of Termination. Except as provided in Section 8.05 or Section 9.01(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of any party hereto, or any of their respective officers or directors, to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.03 Amendment. Before or after adoption of this Agreement by the shareholders of the Company, this Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that (a) any such amendment shall, on behalf of the Company, have been approved by the Board and (b) after adoption of this Agreement by the shareholders of the Company, no amendment which under applicable law may not be made without the approval of the shareholders of the Company may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.04 Waiver. At any time prior to the Effective Time, either the Company (acting through the Board), on the one hand, or JDMD (acting as representative of the Buyout

Parties), on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and, with respect to extensions or waivers granted by the Company, if the Board shall have approved such waiver or extension.

Section 8.05 Fees and Expenses.

(a) Except as provided for in Section 8.05(b) below, all costs and expenses (including any expenses related to any Claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto in connection with the transactions contemplated hereby (with respect to such party, its “Expenses”), shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that all Expenses related to printing and mailing the Proxy Statement shall be borne by the Company.

(b) In the event that the Company terminates this Agreement pursuant to Section 8.01(h), then the Company shall within two days of such termination pay to Stratford Holdings all Expenses incurred by Stratford Holdings in connection with this Agreement and the transactions contemplated hereby, in an amount not to exceed $200,000 (the “Termination Expenses”).

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Effectiveness of Representations, Warranties and Agreements.

(a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

(b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to ARTICLE VIII, except that the agreements set forth in Articles I, II and IX and Sections 5.04 and 8.05 shall survive the Effective Time and those set forth in Sections 5.02, 8.02 and 8.05 and ARTICLE IX shall survive termination.

Section 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

(a)	If to the Buyout Parties:

c/o JDMD Investments, L.L.C. 2400 E. Arizona Biltmore Circle Building Two, Suite 1270 Phoenix, Arizona 85016 Telecopier No.: (602) 955-3441

with a copy to:

Snell & Wilmer, L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004-2202 Attention: Steven D. Pidgeon, Esq. Telecopier No.: (602) 382-6070

(b)	If to the Company:

Stratford American Corporation 2400 E. Arizona Biltmore Circle Building Two, Suite 1270 Phoenix, Arizona 85016 Telecopier No.: (602) 955-3441

with separate copies to:

Fennemore Craig, P.C. 3003 North Central Avenue Suite 2600 Phoenix, Arizona 85012-2913 Attention: Karen McConnell, Esq. Telecopier No.: (602) 916-5507

Section 9.03 Certain Definitions. For purposes of this Agreement, the term:

(a) “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(b) “Business Day” means any day other than a day on which (i) banks in the State of Arizona are authorized or obligated to be closed or (ii) the SEC or the OTC Bulletin Board is closed;

(c) “Buyout Group” means each of the Buyout Parties and their respective Affiliates, other than the Company and its subsidiaries;

(d) “Competing Offer” means any proposal or offer to acquire in any manner, directly or indirectly, (i) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a majority equity interest in, or any voting securities representing at least a majority of the voting interests of, the Company, in each case other than the transactions contemplated by this Agreement.

(e) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or polices of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

(f) “Person” means any person or any corporation, partnership, limited liability company or other legal entity; and

(g) “Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

Section 9.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06 Entire Agreement. This Agreement, and the other documents delivered in connection herewith, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 9.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that Stratford Acquisition may assign its rights, but not its obligations, under this Agreement to any direct or indirect subsidiary of a member of the Buyout Group.

Section 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 5.04, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the conflict of laws rules thereof.

Section 9.10 Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of Arizona, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the courts of Arizona. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the courts of Arizona for any reason other than the failure to serve process in accordance with this Section 9.10, (c) that it, or its property, is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, the Company and the Buyout Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

COMPANY:

STRATFORD AMERICAN CORPORATION, an Arizona corporation

/s/ David H. Eaton

By: David H. Eaton Its: Chairman

BUYOUT PARTIES:

JDMD INVESTMENTS, L.L.C., an Arizona limited liability company

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

STRATFORD HOLDINGS, L.L.C., an Arizona limited liability company

By:	JDMD INVESTMENTS, L.L.C., its Manager

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

STRATFORD ACQUISITION, L.L.C., an Arizona limited liability company

By:	JDMD INVESTMENTS, L.L.C., its Manager

/s/ Mel L. Shultz

By: Mel L. Shultz Its: Managing Member

Exhibit B

Arizona’s Dissenters’ Rights Statutes, Arizona Revised Statutes §§ 10-1301 et al.

§ 10-1301. Definitions

In this article, unless the context otherwise requires:

1.	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

2.	“Corporation” means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

3.	“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 10-1302 and who exercises that right when and in the manner required by article 2 of this chapter.

4.
“Fair value” with respect to a dissenter’s shares means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion is inequitable.

5.
“Interest” means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under the circumstances.

6.
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

7.	“Shareholder” means the record shareholder or the beneficial shareholder.

§ 10-1302. Right to dissent

A.	A shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

1.	Consummation of a plan of merger to which the corporation is a party if either:

(a)	Shareholder approval is required for the merger by section 10-1103 or the articles of incorporation and if the shareholder is entitled to vote on the merger.

(b)	The corporation is a subsidiary that is merged with its parent under section 10-1104.

2.	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

3.
Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to a court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

4.	An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it either:

(a)	Alters or abolishes a preferential right of the shares.

(b)	Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c)	Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

(d)	Excludes or limits the right of the shares to vote on any matter or to cumulate votes other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)	Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 10-604.

5.
Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B.
A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C.
This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 United States Code section 80a-1 through 80a-64).

D.
Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

§ 10-1303. Dissent by nominees and beneficial owners

A.
A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the record shareholder dissents and the record shareholder’s other shares were registered in the names of different shareholders.

B.	A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if both:

1	The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights.

2.	The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

§ 10-1320. Notice of dissenters’ rights

A.
If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article.

B.
If corporate action creating dissenters’ rights under section 10-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and shall send them the dissenters’ notice described in section 10-1322.

§ 10-1321. Notice of intent to demand payment

A.	If proposed corporate action creating dissenters’ rights under section 10-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall both:

1.	Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated.

2.	Not vote the shares in favor of the proposed action.

B.	A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for the shares under this article.

§ 10-1322. Dissenters’ notice

A.
If proposed corporate action creating dissenters’ rights under section 10-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 10-1321.

B.	The dissenters’ notice shall be sent no later than ten days after the corporate action is taken and shall:

1.	State where the payment demand must be sent and where and when certificates for certificated shares shall be deposited.

2.	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

3.
Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date.

4.
Set a date by which the corporation must receive the payment demand, which date shall be at least thirty but not more than sixty days after the date the notice provided by subsection A of this section is delivered.

5.	Be accompanied by a copy of this article.

§ 10-1323. Duty to demand payment

A.
A shareholder sent a dissenters’ notice described in section 10-1322 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to section 10-1322, subsection B, paragraph 3 and deposit the shareholder’s certificates in accordance with the terms of the notice.

B.
A shareholder who demands payment and deposits the shareholder’s certificates under subsection A of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

C.
A shareholder who does not demand payment or does not deposit the shareholder’s certificates if required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this article.

§ 10-1324. Share restrictions

A.
The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 10-1326.

B.
The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 10-1325. Payment

A.
Except as provided in section 10-1327, as soon as the proposed corporate action is taken, or if such action is taken without a shareholder vote, on receipt of a payment demand, the corporation shall pay each dissenter who complied with section 10-1323 the amount the corporation estimates to be the fair value of the dissenter’s shares plus accrued interest.

B.	The payment shall be accompanied by all of the following:

1.
The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

2.	A statement of the corporation’s estimate of the fair value of the shares.

3.	An explanation of how the interest was calculated.

4.	A statement of the dissenter’s right to demand payment under section 10-1328.

5.	A copy of this article.

§ 10-1326. Failure to take action

A.
If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B.
If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under section 10-1322 and shall repeat the payment demand procedure.

§ 10-1327. After-acquired shares

A.
A corporation may elect to withhold payment required by section 10-1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B.
To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters’ right to demand payment under section 10-1328.

§ 10-1328. Procedure if shareholder dissatisfied with payment or offer

A.
A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due and either demand payment of the dissenter’s estimate, less any payment under section 10-1325, or reject the corporation’s offer under section 10-1327 and demand payment of the fair value of the dissenter’s shares and interest due, if either:

1.
The dissenter believes that the amount paid under section 10-1325 or offered under section 10-1327 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated.

2.	The corporation fails to make payment under section 10-1325 within sixty days after the date set for demanding payment.

3.
The corporation, having failed to take the proposed action, does not return the deposited certificates or does not release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

B.
A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

§ 10-1330. Court action

A.
If a demand for payment under section 10-1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B.
The corporation shall commence the proceeding in the court in the county where a corporation’s principal office or, if none in this state, its known place of business is located. If the corporation is a foreign corporation without a known place of business in this state, it shall commence the proceeding in the county in this state where the known place of business of the domestic corporation was located.

C.
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law or by the Arizona rules of civil procedure.

D.
The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. There is no right to trial by jury in any proceeding brought under this section. The court may appoint a master to have the powers and authorities as are conferred on masters by law, by the Arizona rules of civil procedure or by the order of appointment. The master’s report is subject to exceptions to be heard before the court, both on the law and the facts. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E.	Each dissenter made a party to the proceeding is entitled to judgment either:

1.	For the amount, if any, by which the court finds the fair value of his shares plus interest exceeds the amount paid by the corporation.

2.	For the fair value plus accrued interest of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under section 10-1327.

§ 10-1331. Court costs and attorney fees

A.
The court in an appraisal proceeding commenced under section 10-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of any master appointed by the court. The court shall assess the costs against the corporation, except that the court shall assess costs against all or some of the dissenters to the extent the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327 or that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 10-1328.

B.	The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable either:

1.	Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of article 2 of this chapter.

2.	Against the dissenter and in favor of the corporation if the court finds that the fair value does not materially exceed the amount offered by the corporation pursuant to sections 10-1325 and 10-1327.

3.
Against either the corporation or a dissenter in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

C.
If the court finds that the services of an attorney for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted (sic).

STRATFORD AMERICAN CORPORATION PROXY
2400 EAST ARIZONA BILTMORE CIRCLE
BUILDING 2, SUITE 1270
PHOENIX, ARIZONA 85016
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Gerald J. Colangelo and Dale M. Jensen, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Stratford American Corporation held by the undersigned on [_______], 2006, at the special meeting of shareholders to be held on [_______], 2006, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL.

(Continued and to be SIGNED on the reverse side.)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

Please mark boxes X in blue or black ink. More detailed information concerning the proposal is provided in the Proxy Statement of Stratford American Corporation, dated [_______], 2006.

Approval and Adoption of the Merger Agreement and the Merger.	☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	_____________________________, 2006

Signature	___________________________________________________

Signature if held jointly	___________________________________________________

(Please mark, sign, date and return the Proxy Card
promptly using the enclosed envelope.)